As filed with the Securities and Exchange Commission on December 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Sono Group N.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)
The Netherlands (State or other Jurisdiction of Incorporation or Organization)	3711 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Waldmeisterstraße 76
80935 Munich
Germany
+49 (0)89 4520 5818
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738 6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

Krystian M. Czerniecki Clemens Rechberger Sullivan & Cromwell LLP Neue Mainzer Straße 52 60311 Frankfurt Germany +49 (69) 4272 5200	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 (20) 717-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains:
•
a base prospectus which covers (i) the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $195,000,000 of the registrant’s ordinary shares from time to time in one or more offerings, including the at-the-market offering as described below; and (ii) the sale from time to time by the selling shareholder identified in the base prospectus of up to 30,000,000 ordinary shares, that may be issued by the registrant to the selling shareholder upon conversion of certain convertible debentures as described in the base prospectus, in one or more offerings; and

•
a prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $135,000,000 of the registrant’s ordinary shares that may be issued and sold under an at market issuance sales agreement by and among the registrant, B. Riley Securities, Inc., Berenberg Capital Markets LLC and Cantor Fitzgerald & Co., referred to as the ATM prospectus.

The base prospectus immediately follows this explanatory note. The ATM prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold by the registrant under the ATM prospectus are included in the $195,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement, any portion of the $135,000,000 included in the ATM prospectus that is not sold pursuant to the at market issuance sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the at market issuance sales agreement, the full $135,000,000 of ordinary shares not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 7, 2022
Sono Group N.V.
Up to $195,000,000 of Ordinary Shares offered by the Company
30,000,000 Ordinary Shares offered by the Selling Shareholder
We, Sono Group N.V., a public company with limited liability under Dutch law (naamloze vennootschap), may offer, from time to time, in one or more offerings, ordinary shares, each with a nominal value of €0.06, with an aggregate offering price of up to $195,000,000. We will provide the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus.
YA II PN, Ltd., a Cayman Islands exempt limited partnership, whom we refer to as Yorkville or the selling shareholder, may sell in one or more offerings pursuant to this prospectus up to an aggregate of 30,000,000 ordinary shares that may be issued to the selling shareholder upon conversion of convertible debentures in an aggregate principal amount of up to $31,100,000 acquired or to be acquired by the selling shareholder from us in a private placement pursuant to a securities purchase agreement dated December 7, 2022. More information about the private placement of the convertible debentures can be found under “Selling Shareholder — Private Placement of the Convertible Debentures.”
We collectively refer to the ordinary shares offered hereby as the “securities.” This prospectus describes the general terms of these securities and the general manner in which the securities will be offered.
The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of distribution” beginning on page 63.
You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our ordinary shares are traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “SEV.” On December 6, 2022, the closing price for our ordinary shares as reported on Nasdaq was $1.26 per share.
Investing in our securities involves risks. See “Risk factors” beginning on page 11. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”
The date of this prospectus is                 , 202 .

For investors outside the United States: Neither we nor the selling shareholder, any underwriters, dealers or agents have done anything that would permit an offering pursuant to this prospectus, or authorize the possession or distribution of this prospectus, in any jurisdiction other than the United States where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Sono Group N.V. is incorporated in The Netherlands, and a majority of its outstanding securities is owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, Sono Group N.V. is currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling shareholder have authorized anyone else to provide you with different information, and neither we nor the selling shareholder take responsibility for any other information others may give you. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell ordinary shares with an aggregate offering price of up to $195,000,000, and the selling shareholder may sell up to an aggregate of 30,000,000 ordinary shares, in one or more offerings. We will not receive any proceeds from the sale by the selling shareholder of the ordinary shares offered by them described in this prospectus. This prospectus includes important information about us and the selling shareholder, provides you with a general description of the securities we, or the selling shareholder, may offer and also contains other information you should know before investing.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information contained in the applicable prospectus supplement.
This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where you can find more information” and “Incorporation of certain information by reference.” You should rely only on information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
We have historically conducted our business through Sono Motors GmbH, which became a wholly- owned subsidiary of Sono Group N.V. after a corporate reorganization: We were incorporated pursuant to the laws of The Netherlands as Sono Motors Finance B.V. on October 23, 2020 as a wholly-owned subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued ordinary shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding ordinary share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was canceled (ingetrokken). As a result, Sono Motors GmbH became a wholly-owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V. A portion of the newly issued ordinary shares of Sono Group N.V. was also converted into high voting shares in the share capital of Sono Group N.V. Only the ordinary shares of Sono Group N.V. are being offered hereby.
Immediately prior to the pricing of our initial public offering (“IPO”) on November 16, 2021, we issued additional ordinary shares to all of our existing shareholders, having the effect of a share split. Each of our existing shareholders received 0.71 additional ordinary shares per ordinary share or high voting share held by them immediately prior to the pricing of our IPO, rounded down to the nearest integer. This resulted in an issuance of 25,468,644 ordinary shares to our existing shareholders. These ordinary shares were issued for no consideration. The nominal value of these ordinary shares was charged against our reserves.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Sono Motors,” the “Company,” “we,” “our,” “ours,” “ourselves,” “us” or similar terms refer to (i) Sono Motors GmbH, together with its subsidiary Sono Motors Finance B.V. at that time, prior to the further implementation of the aforementioned corporate reorganization, (ii) Sono Motors Finance B.V., together with its subsidiary, as of the completion of the exchange of all ordinary shares in Sono Motors GmbH for newly issued ordinary shares in Sono Motors Finance B.V. and prior to the conversion of Sono Motors Finance B.V. into Sono Group N.V. and (iii) Sono Group N.V., together with its subsidiary, after the aforementioned corporate reorganization, in which Sono Motors Finance B.V. was converted into Sono Group N.V.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 80683568 and our corporate seat is in Amsterdam, The Netherlands. Our registered office and principal executive office is at Waldmeisterstraße 76, 80935 Munich, Germany, and our telephone number is +49 (0)89 4520 5818.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our management board and supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our SEC filings, including the registration statement on Form F-3, are also available to you on the SEC’s website at http://www.sec.gov.

PROSPECTUS SUMMARY
This summary highlights information contained in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and any documents incorporated by reference herein carefully before deciding to invest in our ordinary shares.
Sono Motors
Our Vision
We envision a world that no longer relies on the burning of fossil fuels. Our business was founded on a shared passion for finding a solution to climate-friendly, innovative and yet affordable mobility. The goal was to develop a solar-powered, family-sized car for the mass market. To realize this goal, our founders assembled an experienced team of engineers, designers, technicians, and industry experts who spent years developing solar technology suited for mobility applications. We developed and tested several prototypes to advance and refine our technology and enlisted driver feedback to create a design that would be simultaneously functional, convenient to operate, environmentally sustainable, and affordable.
From this process the Sion and our proprietary solar technology were born. The Sion is a solar electric vehicle, designed with a view to be accessible to everyday consumers and to be shared. Our technology allows us to integrate solar panels into the Sion’s bodywork to capture energy from the sun and store it in the Sion’s on-board battery. We believe the Sion unlocks the potential of solar energy in a car and advances our goal of providing a net-zero-emission vehicle solution for the mass market. We seek to license and sell our proprietary solar technology in order to accelerate the transition towards sustainable transport.
Business Overview
We believe we are a pioneer and technological leader in the field of solar-powered electric mobility. We intend to use our technology to create our solar and battery powered vehicle, the Sion. Our proprietary solar technology has, however, many other potential applications. We believe that our solar technology is suitable for different uses, such as buses, trucks, camper vans, trains and even boats, and has the potential to accelerate the transition towards sustainable transportation. We have successfully started to market, and are already generating limited revenues from, our proprietary solar technology.
Our disruptive solar technology allows for full solar integration. In the process of developing the Sion, we soon realized that the available solar technology was not well-suited for mobility applications. Traditional solar technology relies on glass to cover the solar cells. Glass is, however, heavy, relatively inflexible, expensive and dangerous in crash situations. Our polymer technology solves these issues. It is lightweight, allows for flexible surface integration via our patented injection molding process, is affordable due to fast and lean production and avoids the risk of bodily harm caused by broken glass. We have also developed other critical components for the use of solar technology in mobility applications. We have, through our maximum power point tracker central unit (“MCU”) solved the issue that solar cells will be mounted on different parts of the exterior, which will lead to uneven exposure to sunlight. Our technology allows for the seamless integration of solar cells into the full body of a car, such as the Sion, and the charging of its battery through the power of the sun. However, solar technology has many other potential applications, and its use cases extend far beyond passenger cars, allowing for grid-independent charging and a reduction of running costs or total costs of ownership in transport-related use cases, such as trucks, buses, recreational vehicles and boats. Fleet operators may use our technology to retrofit existing vehicles, to extend the range of battery electric vehicles (“BEVs”) or to comply with emission regulations. The transport and logistics industries in particular are very focused on total cost of ownership, and we believe our solar integration can reduce their running costs significantly. Manufacturers may also use our technology for new production vehicles. We have several patents granted or within the filing-process protecting our proprietary technology.
Our technology will be one of the distinctive features of the Sion. It will have the ability to recharge itself using solar energy panels installed on the exterior that leverage our polymer-based solar technology. We expect that solar power will reduce the number of charging intervals and, depending on the vehicle’s usage profile, may even eliminate the need for battery charging, positioning us to benefit from a significant competitive advantage over conventional electric vehicles. The Sion’s polymer exterior significantly reduces the need for expensive metal-stamping tools and machinery costs, and the integration of solar modules into the bodywork eliminates the need for a costly paint shop, which helps us to accept reservations for the Sion locking in a comparatively low net entry price of currently €25.1 thousand. Consistent with our goal to lower CO2 emissions, each Sion will be outfitted with technology that can connect to our car- and ride- sharing networks through our proprietary hardware and software solutions. We expect that the Sion will be convenient to operate and share and comparatively affordable providing it with the potential to disrupt the market.
To make the Sion affordable for the mass market without compromising security or quality, we do things differently and, we believe, much more efficiently and sustainably than traditional car manufacturers or other pure EV manufacturers. We believe our production and distribution strategies will enable us to reduce production complexity, maintain relatively low overhead costs and significantly reduce our capital expenditures and distribution costs, thereby positioning us to become a price-value leader compared to competitors’ offerings in the relevant car segments. We intend to produce the Sion as a one-variant-only vehicle via a third-party producer and to rely on business-to-consumer direct distribution. All Sions will have the same exterior color and vehicle features, and will rely on existing off-the-shelf component parts from established automotive suppliers, such as Vitesco Technologies Germany GmbH (a former subsidiary of Continental AG), Hella GmbH & Co. KGaA and FinDreams Industry Co., Ltd., resulting in economies of scale through the partial elimination of development costs, reduced purchasing and manufacturing complexity, reduced logistical challenges and inventory costs, and lower risks associated with quality control and testing, all of which should facilitate more rapid growth of our operations. The contract manufacturer Valmet Automotive Inc. (“Valmet Automotive”) in Uusikaupunki, Finland will produce the Sion. Our goal is to offset 100% of the CO2 emissions generated by the production of the Sion and our future vehicle models, with a view to achieving full CO2 neutrality during the production cycle.
Rather than relying on dealerships to sell the Sion, we intend to rely on what we consider to be an innovative and effective way to sell directly to customers through our online platform. Customers can view the Sion, book a test drive and engage and place orders directly with us. As of September 1, 2022, we had more than 20,000 reservations, more than 3,500 of which were made in 2022, with advance payments resulting in total net cash inflows of approximately €43 million from ourcustomers. These reservations correspond to a net sales volume of approximately €435 million assuming all reservations actually result in sales. However, our customers may cancel their reservations without penalty according to our general terms and conditions, if no binding purchase agreement has been concluded by an agreed deadline, which varies. Some reservations are already cancelable as of the date of this prospectus. If we are able to commence commercial production of the Sion in the first quarter of 2024 as currently planned, we also intend to begin fulfilling customer reservations in the first quarter of 2024.
We are already generating limited revenues from our proprietary solar technology, having shipped prototypes and solar retrofits to customers. We are also building up a customer base by signing non-binding letters of intent and purchase orders. With respect to the Sion, we are still in the pre-production phase and presented the first vehicles from the third prototype generation, the Sion series validation vehicles (“SVVs”), in July 2022. We are currently working on assembling and testing numerous SVVs and bodies-in-white with the support of our partners thyssenkrupp Automotive Body Solutions and Bertrandt, which are located close to Sono Motors’ headquarters in Munich.
Our available cash and cash equivalents and proceeds generated, or planned to be generated, from the financings (i.e., the equity line of credit, the issuance of convertible debentures and the planned at market securities offerings) described below under “— Recent Developments” will not be sufficient to secure our substantial funding needs through the planned start of production of the Sion. According to our current estimates, we expect to need additional funding of at least €240 million until the start of commercial production of the Sion, which we currently envisage for the first quarter of 2024. In order to meet the targeted date for the start of commercial production of the Sion, we will need to raise substantial additional funds in the short term. We continue to actively consider various financing options, including registered offerings of newly issued shares and other equity securities. Assuming that we actually raise the additional funding we need, we currently plan to commence commercial production of the Sion in the first quarter of 2024, with pre-series production planned for 2023.

For the six-month period ended June 30, 2022, we had a loss for the period of €61.0 million, compared to a loss for the period for the six-month period ended June 30, 2021 of €24.4 million. For the year ended December 31, 2021, we had a loss for the period of €64.0 million, compared to a loss for the period for the year ended December 31, 2020 of €56.0 million. We have incurred net losses since our inception in March 2016, resulting in an accumulated deficit of €208.1 million as of June 30, 2022 compared to €147.1 million as of December 31, 2021. We believe that we will continue to incur losses and depend on external financing for the foreseeable future at least until we commence material deliveries of the Sion and the time when we significantly scale our operations, including the monetization of our solar technology.
Recent Developments
We initially intended for the Sion to be produced by National Electric Vehicle Sweden (“NEVS”), in Trollhättan, Sweden. In April 2022, we announced that we would switch to Valmet Automotive in Uusikaupunki, Finland. This change in the envisaged contract manufacturer contributed to an increase in our funding needs and led to a delay in the intended date for start of production from the first half of 2023 to the second half of 2023.
In May 2022, we issued 10,930,000 shares in a follow-on offering. The net proceeds from that offering were $40.6 million.
On June 13, 2022, we entered into a purchase agreement and a registration rights agreement with Joh. Berenberg, Gossler & Co. KG (the “ELOC Investor”) in relation to an equity line of credit (the “ELOC”). Pursuant to the purchase agreement, we have the right to sell to the ELOC Investor up to $150 million of our ordinary shares, subject to certain limitations and conditions set forth in the purchase agreement, from time to time until June 30, 2024. Sales of ordinary shares to the ELOC Investor pursuant to the purchase agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to the ELOC Investor under the purchase agreement. Through the date of this prospectus, we sold 8,748,433 ordinary shares to the ELOC Investor. The total gross proceeds from these sales were $17.5 million. Under the terms of the securities purchase agreement relating to the convertible debentures described below, we are only permitted to have either the ELOC or an at market issuance sales agreement in place at any given time. In view of our entry into the at market issuance sales agreement described below on December 7, 2022, we currently expect that we will terminate the ELOC once sales may be made under the at market issuance sales agreement.
In July 2022, apart from presenting first vehicles from the third prototype generation, as described under “Sono Motors” above, we unveiled our “Solar Bus Kit”, a scalable business-to-business retrofit solution that reduces fuel consumption and inner-city greenhouse gas emissions, thereby contributing to climate protection. The Solar Bus Kit is a versatile and straightforward solution, optimized for the most common 12-meter public transport bus types on the European market, including Mercedes-Benz Citaro and MAN Lion City. Sono Motors plans to offer a complete and efficient retrofit solution for bus fleet operators who have a compelling need to reduce diesel consumption and CO2 emissions to meet their sustainability goals.
In September 2022, we signed a letter of intent with FINN GmbH, a Munich-based car subscription platform, aiming to solidify our mutual cooperation. FINN GmbH was one of our first business-to- business reservation holders. Following its initial, non-binding reservation of 5,500 Sion in 2020, FINN GmbH now intends to reserve and purchase a total of 12,600 Sion. We seek to reach a final agreement with FINN GmbH regarding our cooperation in 2023. FINN GmbH also offers our reservation holders a €500 discount on a car subscription.
On December 7, 2022, we entered into a securities purchase agreement with the selling shareholder Yorkville, pursuant to which we agreed to sell and issue to the selling shareholder convertible debentures in an aggregate principal amount of up to $31.1 million, which are convertible into our ordinary shares subject to certain conditions and limitations set forth in the securities purchase agreement. The first convertible debenture in a principal amount of $11.1 million was issued on December 7, 2022 upon signing of the securities purchase agreement, a second convertible debenture of $10.0 million will be issued upon filing with the SEC of the registration statement, of which this prospectus forms a part, registering the resale of ordinary shares resulting from the conversion of the convertible debentures, and a third debenture in an aggregate principal amount of $10.0 million will be issued to Yorkville upon declaration of effectiveness of such registration statement by the SEC. In connection with the transaction, we have paid Yorkville a commitment fee of $1,088,500 and a due diligence and a structuring fee of $15,000. The convertible debentures provide a conversion right, according to which Yorkville may, at any time after the issuance date, subject to certain limitations, convert any portion of the outstanding and unpaid principal amount of the convertible debentures, together with any accrued but unpaid interest, into our ordinary shares at the lower of (i) $1.75 per ordinary share or (ii) 96.5% of the lowest daily volume weighted average price of our ordinary shares during the seven consecutive trading days immediately preceding the date of conversion, but not lower than a floor price of $0.15 per share, subject to adjustment in accordance with the terms of the convertible debentures, provided that, under no circumstances, the conversion price per ordinary share shall be less than the nominal value of one ordinary share (translated into United States Dollars on the applicable share delivery date). The convertible debentures may not be converted into ordinary shares to the extent such conversion would result in the selling shareholder and its affiliates having beneficial ownership of more than 4.99% of our then outstanding ordinary shares; provided that this limitation may be waived by the selling shareholder upon not less than 65 days’ prior notice to us. The convertible debentures provide us, subject to certain conditions, with a redemption right pursuant to which we, upon three (3) business days’ prior notice to the selling shareholder may redeem, in whole or in part, any of the outstanding principal and interest thereon plus a redemption premium equal to 4.0% of the principal amount being redeemed. The registration statement, of which this prospectus forms a part registers the resale by the selling shareholder of up to 30,000,000 ordinary shares that may be issued by us upon the conversion of the convertible debentures. Yorkville, a Cayman Islands exempt limited partnership, is a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey. For further information on the terms of the convertible debentures, the securities purchase agreement and on the registration rights agreement entered into in connection therewith, see “Selling Shareholder — Private Placement of Convertible Debentures”.
On December 7, 2022, we entered into an at market issuance sales agreement, referred to as the ATM sales agreement, with B. Riley Securities, Inc., Berenberg Capital Markets LLC and Cantor Fitzgerald & Co., referred to as the agents. In accordance with the terms of the ATM sales agreement, we may issue and sell, from time to time, ordinary shares, through or to the agents, acting as agent or principal. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the ATM sales agreement, the agents are not required to sell any specific amount but will act as our sales agents using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agents and us. However, under the terms of the securities purchase agreement relating to the convertible debentures described above, we have undertaken to limit sales under the ATM sales agreement to not more than 2% of the daily trading volume of our ordinary shares on Nasdaq (the “Two Percent Cap”) for so long as any amounts are outstanding under the convertible debentures. The Two Percent Cap shall be increased on a trading day (i) to 10% if the trading volume on that trading day is between $5.0 million and $10 million and (ii) to 15% if the trading volume on that trading day is greater than $10 million. This prospectus is intended to cover, among others, the offering, issuance and sale by us of ordinary shares in at the market offerings as contemplated by the ATM sales agreement, with further details being specified in a prospectus relating to the ATM sales agreement.
On December 6, 2022, we published the convening notice for our annual general meeting of shareholders. One of the items on the agenda relates to an amendment of our articles of association in order effect of a reverse share split at a ratio of 5:1, such that every five ordinary shares or high-voting shares, as applicable, will be combined into one share of the same class (the “Reverse Share Split”). We expect that no fractional shares will be issued in connection with the Reverse Share Split. Instead, our transfer agent will sell, immediately prior to the implementation of the Reverse Share Split, all fractional ordinary shares that would otherwise be created as part of the Reverse Share Split on the Nasdaq Stock Exchange. A shareholder who would otherwise have received a fraction of an ordinary share will receive instead an amount of cash generated from such sales attributable to the shareholder's proportionate interest in the new proceeds of such sales, without interest.
Summary Risk Factors
Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” below or similarly entitled sections in documents incorporated by reference herein. You should read these risks, together with all other information appearing or incorporated by reference in this prospectus or any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, but are not limited to, the following:
•
our history of significant losses and expected continuing losses for the foreseeable future, which lead to continued reliance on external financing and raise substantial doubt about our ability to continue as a going concern;

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the dependence of our success and future growth upon the market’s willingness to adopt solar electric vehicles;

•
developments in vehicle technology that may adversely affect the demand for solar electric vehicles;

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the competitiveness of the automotive market and the risk to fail to be among the first to serve the mass market with an electric vehicle with solar power capability;

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high volatility of demand in the automobile industry;

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our unproven ability to develop vehicles and the risk of failing to finalize development and realize the commercialization of the Sion within the intended timeframe, budget or at all;

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time and financial constraints in the development of the Sion may require compromises regarding design, performance and quality;

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the initial dependence on a single car model, the Sion;

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that our customers may cancel their reservations for the Sion without penalty;

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our intention to deploy technologies and solutions in our vehicles, including our solar module technology, which may not be fully functional or available on our anticipated schedule or at all, and may remain unproven and pose additional risks;

•
our dependence on the adequate protection of our intellectual property;

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that our patent applications may not lead to the granting of patents or desired protection in time or at all, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours;

•
obstacles we may face in tapping additional revenue opportunities;

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a delay in the commercial production of the Sion;

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our possible inability to develop manufacturing processes and capabilities within our projected costs and timelines;

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our unproven and still-evolving ability to manufacture vehicles of sufficient quality and appeal to customers on schedule and at scale and to commercialize our vehicles;

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our dependence on our contract manufacturer Valmet Automotive for production of the Sion;

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our dependence on the development, production, performance and durability of batteries being engineered by a single supplier;

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our dependence on a single supplier for production of a central component of our solar panels;

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our intention to outsource logistics management of our operations to third-party logistics (“3PL”) and potentially fourth-party logistics (“4PL”) services providers;

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ongoing negotiations of contractual agreements with many of our prospective suppliers and business partners and potential renegotiations of these agreements as we scale our business;

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the involvement of numerous third parties in our process, which adds significant complexity;

•
our dependence on the acceptance of our brand and any negative publicity relating to any of our business partners and their products or services, which could have a significant negative impact on our business and reputation;

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the risk that the Sion or any of our future vehicles may fail to perform as expected;

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our significant use of various communication channels for our public relations activities, including our website and social media;

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damage to our reputation due to the perception that our advertisements were overly positive or that we do not live up to our promises;

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noncompliance of our advertisements with all relevant legal requirements in the past or in the future;

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product recalls that could materially adversely affect our business, prospects, operating results and financial condition;

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any unauthorized control or manipulation of our vehicles’ systems;

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risks associated with our growth strategy and international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business;

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our failure to manage our future growth effectively;

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our inability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, which could harm our ability to compete;

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risks related to health epidemics, including the recent COVID-19 pandemic; and

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the need to raise substantial additional funds in the short term and potentially beyond, which may not be available to us when we need them on acceptable terms or at all.

Corporate Information
Our principal executive offices are located at Waldmeisterstraße 76, 80935 Munich, Federal Republic of Germany. Our telephone number is +49 (0)89 4520 5818. Our website address is www.sonomotors.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our ordinary shares. We do business under the commercial name Sono Motors.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and is exempt from other burdens that are otherwise generally applicable to public companies. These provisions include:
•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), which would otherwise be applicable beginning with our annual report on Form 20-F for the year ending December 31, 2022;

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to the extent that we no longer qualify as a foreign private issuer (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•
an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted that would otherwise require our independent registered public accounting firm to communicate “critical audit matters” in its report. A critical audit matter is any matter arising from the audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective or complex auditor judgment.

We may take advantage of these provisions for up to five years following the completion of our IPO or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market capitalization of our shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing consolidated financial statements audited by an independent registered public accounting firm.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held of record by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. For purposes of determining whether more than 50% of our outstanding voting securities are held by U.S. residents, we intend to look to whether more than 50% of the voting power of our ordinary shares and high voting shares on a combined basis are directly or indirectly held of record by residents of the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosure requirements for companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.
Summary Consolidated Financial Data
We present a summary of historical financial data of Sono Group N.V. below. The financial data as of December 31, 2021 and December 31, 2020 and for each of the years ended December 31, 2021, December 31, 2020 and December 31, 2019 has been taken or derived from our consolidated financial statements and the related notes thereto, which are incorporated by reference herein and which have been prepared in accordance with IFRS as issued by the IASB. The financial data as of June 30, 2021 and June 30, 2022 and for each of the six-month periods ended June 30, 2022 and June 30, 2021 has been taken or derived from our interim condensed consolidated financial statements and the related notes thereto, which are incorporated by reference herein and which have been prepared in accordance with IFRS as issued by the IASB and in particular IAS 34 Interim Financial Reporting. The accounting principles applied in the interim condensed consolidated financial statements are consistent with those used for the preparation of the consolidated financial statements as of December 31, 2021 and December 31, 2020 and for each of the years ended December 31, 2021, December 31, 2020 and December 31, 2019.
The summary of historical financial data presented below are not necessarily indicative of the financial results for future periods. The summary of historical financial data below do not contain all the information included in our consolidated financial statements. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, each incorporated by reference herein.
Consolidated Statement of Profit or Loss and Other Comprehensive Income
	For the year ended December 31,			For the six-month periods ended June 30,
	2021	2020	2019	2022	2021
	(in € millions)			(in € millions)
Revenue	0.0	—	—	0.0	—
Cost of sales	(0.0)	—	—	(0.1)	—
Gross profit	(0.0)	—	—	(0.1)	—
Cost of research and development	(40.6)	(30.5)	(4.9)	(53.1)	(12.8)
Selling and distribution expenses	(3.2)	(9.1)	(2.1)	(1.0)	(1.6)
General and administrative expenses	(15.1)	(14.4)	(2.4)	(7.6)	(7.7)
Other operating income/expenses	(0.2)	(0.0)	0.2	1.8	0.4
Impairment losses on financial assets	(0.0)	(0.0)	—	0.0	(0.0)
Operating loss	(59.2)	(54.0)	(9.3)	(60.1)	(21.8)
Interest and similar income	—	0.0	—	—	—
Interest and similar expense	(4.8)	(2.0)	(0.7)	(0.9)	(2.6)
Loss before tax	(63.9)	(56.0)	(10.0)	(61.0)	(24.4)
Taxes on income	—	—	—	—	0.0
Deferred taxes on expense	0.0	—	—	—	(0.0)
Loss for the period	(64.0)	(56.0)	(10.0)	(61.0)	(24.4)
Other comprehensive income (loss) that will not be reclassified to profit or loss	0.0	(0.0)	—	—	(0.1)
Total comprehensive loss for the period	(63.9)	(56.1)	(10.0)	(61.0)	(24.5)
Loss per share in €
Basic/diluted(1)	(1.07)/(1.07)	(0.97)/(0.97)	(0.18)/(0.18)	(0.81)/(0.81)	(0.76)/(0.76)
Weighted average number of share for calculation of earnings per share
Basic/diluted(1)	59,836,824	57,684,220	56,860,720	75,544,645	32,367,901

(1)
Please refer to Note 9.4 to the consolidated financial statements included in this prospectus for an explanation of the calculations of our basic and diluted net loss per share attributable to holders of our shares and the weighted-average number of shares used in the computation of the per share amounts.

Selected Cash Flow Statement Data
	For the year ended December 31,			For the six-month periods ended June 30,
	2021	2020	2019	2022	2021
	(in € millions)			(in € millions)
Net cash used in operating activities	(47.1)	(1.2)	(8.8)	(59.0)	(17.3)
Net cash used in investing activities	(1.7)	(0)	(1.1)	(24.0)	(0.9)
Net cash from (used in) financing activities	138.6	44.1	8.8	38.3	1.2
Net (decrease) increase in cash and cash equivalents	89.8	42.9	(1.1)	(44.7)	(17.1)
Cash and cash equivalents at the beginning of the period	43.3	0.4	1.5	132.9	43.3
Cash and cash equivalents at end of period	132.9	43.3	0.4	89.8	26.1
Selected Balance Sheet Data
	As of December 31,		As of June 30,
	2021	2020	2022
	(in € millions)		(in € millions)
Total non-current assets	4.9	4.1	28.5
Total current assets	142.4	49.2	106.3
Total assets	147.3	53.3	134.7
Total equity	83.4	(5.0)	62.1
Total liabilities	63.9	58.4	72.6
Total equity and liabilities	147.3	53.3	134.7

The Offering
Ordinary shares offered by the Company
Ordinary shares having an aggregate offering price of up to $195,000,000
Ordinary shares offered by the selling shareholder
30,000,000 ordinary shares
Selling shareholder
YA II PN, Ltd., or Yorkville, a Cayman Islands exempt limited partnership
Ordinary shares outstanding
As of the date of this prospectus, there were 90,554,115 ordinary shares outstanding
Ordinary shares outstanding after the offering
Up to 311,956,813 ordinary shares
Voting rights
One vote per ordinary share
We have two classes of shares outstanding, ordinary shares and high voting shares. The rights of the holders of ordinary shares and high voting shares are identical, except with respect to voting, conversion and preemptive rights. Each ordinary share is entitled to one vote per share and is not convertible into any other shares. Each high voting share is entitled to 25 votes per share, is convertible at the request by the holder at any time into one ordinary share and carries preemptive rights commensurate to its nominal value. Laurin Hahn and Jona Christians, two of our founders and management board members, hold all of the high voting shares. As of the date of this prospectus, they hold, in aggregate, approximately 68.0% of the voting power of our outstanding shares.
Use of proceeds
We currently expect that we will need substantial additional external funding until start of production of the Sion. Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities to cover some of these funding requirements, including but not limited to capital expenditures, research and development, general working capital, and other general corporate purposes.
We will not receive any proceeds from the sale of any securities offered by the selling shareholder. As of the date hereof, we have received $11,500,000 from the sale of a convertible debenture to the selling shareholder, under a securities purchase agreement for convertible bonds (prior to accounting for a commitment fee of $1,088,500 and a due diligence and structuring fee of $15,000) and expect to receive a further up to $20,000 from the issuance and sale of a second and third convertible debenture We intend to use the proceeds from the sale of the convertible debentures to the selling shareholder to cover some of our funding requirements until start of production.
For more information see “Use of Proceeds.”

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties described below and in any applicable prospectus supplement, as well as the risks and uncertainties related to our industry, our business and operations, our financial position and our regulatory, legal and tax risks described in the risk factor section in our most recent annual report on Form 20-F and in any updates to those risk factors in our reports on Form 6-K incorporated by reference herein, together with all other information appearing or incorporated by reference in this prospectus or any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment.
This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our Company.
Risks Related to the Offering and Our Ordinary Shares
Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline.
Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our articles of association, we are authorized to issue up to 320,000,000 ordinary shares. Upon an increase of our issued share capital to at least €25,000,000 our authorized share capital will automatically increase to EUR 102,000,000, divided into 1,500,000,000 ordinary shares and 8,000,000 high voting shares. An issuance of new ordinary shares may also lead to substantial dilution of our then existing shareholders. We cannot predict the size of future issuances of our shares, including in connection with the convertible debentures and the ATM sales agreement described herein, or the effect, if any, that future issuances and sales of shares would have on the market price of our ordinary shares.
The market price of our ordinary shares could fluctuate significantly, which could result in substantial losses for purchasers of our ordinary shares.
The stock market in general and the market for smaller technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may lose some or all of your investment. The market price of our ordinary shares is affected by the supply and demand for our ordinary shares, which may be influenced by numerous factors, many of which are beyond our control, including:
•
fluctuation in actual or projected results of operations; changes in projected earnings or failure to meet securities analysts’ earnings expectations; the absence of analyst coverage;

•
negative analyst recommendations;

•
changes in trading volumes in our ordinary shares (including by the sale of shares granted to our employees under employee participation programs);

•
large-volume or targeted transactions by short-sellers;

•
changes in our shareholder structure;

•
changes in macroeconomic conditions;

•
the activities of competitors and sellers;

•
changes in the market valuations of comparable companies;

•
our ability to successfully finalize development of, market and commercialize the Sion as well as future car models;

•
the recruitment or departure of key management or scientific personnel or other key employees;

•
significant lawsuits, including patent, shareholder or customer litigation;

•
changes in investor and analyst perception with respect to our business or the car industry in general; and

•
changes in the statutory framework applicable to our business.

As a result, our share price may be subject to substantial fluctuation.
In addition, general market conditions and fluctuation of share prices and trading volumes could lead to pressure on the market price of our ordinary shares, even if there may not be a reason for this based on our business performance or earnings outlook. Prices for companies with a limited operating history, particularly in industries with barriers such as the car industry, may be more volatile compared to share prices for established companies or companies from other industries. The price of our shares has been volatile since our IPO.
If the market price of our ordinary shares declines as a result of the realization of any of these risks, investors could lose part or all of their investment in our ordinary shares.
Additionally, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the shares. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.
Our dual-class share structure with different voting rights will limit your ability as a holder of ordinary shares to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of ordinary shares may view as beneficial.
We have a dual-class share structure, which we intend to maintain for the foreseeable future, as our share capital consists of ordinary shares and high voting shares. In respect of matters requiring the votes of shareholders, holders of ordinary shares will be entitled to one vote per share, while holders of high voting shares will be entitled to 25 votes per share. Each high voting share is convertible into one ordinary share at any time by the holder thereof, while ordinary shares are not convertible into high voting shares under any circumstances.
The high voting shares are held by Laurin Hahn and Jona Christians, two of our founders and management board members. As of December 6, 2022, Laurin Hahn held approximately 35.8% and Jona Christians held approximately 32.2% of our total voting rights. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our other shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of our Company and might ultimately affect the market price of our ordinary shares. This concentrated control will limit your ability to influence corporate matters that holders of ordinary shares may view as beneficial. In addition, certain index providers, such as S&P Dow Jones or FTSE Russell, view multi-class shares critically and have amended their rules so that companies with multi-class shares will no longer be added to their indexes.
Laurin Hahn and Jona Christians have indicated to us that they are looking for instruments to prevent erosion of their voting power in light of expected dilution due to the planned issuance of a substantial number of new shares to cover our funding needs. These instruments to prevent dilution may include the issuance of additional high voting shares, changes in the voting power of the existing high voting shares or the introduction of veto rights for Laurin Hahn and/or Jona Christians. Under Dutch law, Laurin Hahn and Jona Christians will not be prevented from voting on the introduction of instruments that favor them. A proposal to the shareholders meeting to introduce these instruments and/or their actual introduction may negatively affect our reputation and our share price and may make it more difficult for us to raise additional capital to cover our funding needs.

Future offerings of debt or equity securities by us could adversely affect the market price of our ordinary shares, and future issuances of equity securities could lead to a substantial dilution of our shareholders.
We will require significant additional capital in the future to finance our business operations and growth. For example, we will require additional funding to reach commercial operation, and we may seek to offer new equity in the future for such funding. The Company may seek to raise such capital through the issuance of additional equity or debt securities with conversion rights (e.g., convertible bonds and option rights). An issuance of additional equity or debt securities with conversion rights could potentially reduce the market price of our ordinary shares and the Company currently cannot predict the amounts and terms of such future offerings. We expect such funding to be in the form of, or at least include, additional equity fundraising, which will dilute existing shareholders
If such offerings of equity or debt securities with conversion rights are made without granting preemptive rights to our existing shareholders, these offerings would dilute the economic and voting rights of our existing shareholders. Preemptive rights may be restricted or excluded by a resolution of the general meeting or by another corporate body designated by the general meeting. Our management board has been authorized until the fifth anniversary of the pricing of our IPO to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time and to limit or exclude preemptive rights in connection therewith. This could cause existing shareholders to experience substantial dilution of their interest in us.
In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued ordinary shares, convertible rights in connection with financing arrangements the Company entered into before the IPO, stock options or conversion rights granted to our business partners or our customers as well as from the exercise of stock options or conversion rights granted to our employees in the context of existing or future stock option programs or the issuance of ordinary shares to employees in the context of existing or future employee participation programs.
Any future issuance of ordinary shares could reduce the market price of our ordinary shares and dilute the holdings of existing shareholders.
Future sales by major shareholders could materially adversely affect the market price of our ordinary shares.
For various reasons, shareholders may sell all or some of our ordinary shares, including in order to diversify their investments. Sales of a substantial number of our ordinary shares in the public market, or the perception that such sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.
The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analyst coverage results in downgrades of our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our ordinary shares could decrease, which, in turn, could cause the market price or trading volume for our ordinary shares to decline significantly.
We are a Dutch public company. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in a similar fashion afforded by incorporation in a U.S. jurisdiction.
We are a public company (naamloze vennootschap) organized under the laws of The Netherlands. Our corporate affairs are governed by our articles of association, the rules of our management board and those of our supervisory board and by the laws governing companies incorporated in The Netherlands. However, there can be no assurance that Dutch law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the United States, which could adversely affect the rights of investors.
The rights of shareholders and the responsibilities of management board members and supervisory board members may be different from the rights and obligations of shareholders and directors in companies governed by the laws of U.S. jurisdictions. In the performance of their duties, our management board members and supervisory board members are required by Dutch law to consider the interests of our Company, its shareholders, its employees and other stakeholders, in all cases with due observance of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.
Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed. A resolution to amend the text or purport of these provisions of our articles of association shall require a unanimous vote in a general meeting where the entire issued share capital is represented.
For more information on relevant provisions of Dutch corporation law and of our articles of association, see “Description of Share Capital and Articles of Association — Comparison of Dutch Corporate Law and U.S. Corporate Law” in the accompanying prospectus.
We have broad discretion in the use of the net proceeds received by us from our sale of the securities and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds received by us from our sale of the securities in the manner described in the section titled “Use of Proceeds” in this prospectus, our management has broad discretion in the application of the net proceeds from our sale of the securities and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity to influence our decisions on how to use our net proceeds from our sale of the securities. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from our sale of the securities in a manner that does not produce income or that loses value.
We do not anticipate paying any cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the development and growth of our business. We do not intend to pay any dividends to holders of our ordinary shares. As a result, capital appreciation in the price of our ordinary shares, if any, will be your only source of gain on an investment in our ordinary shares.
Shareholders may not be able to exercise preemptive rights and, as a result, may experience substantial dilution upon future issuances of ordinary shares.
In the event of an issuance of ordinary shares, subject to certain exceptions, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. These preemptive rights may be restricted or excluded by a resolution of the general meeting or by another corporate body designated by the general meeting. Our management board, subject to approval of our supervisory board, has been authorized, for a period of five years to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time and to limit or exclude preemptive rights in connection therewith. This could cause existing shareholders to experience substantial dilution of their interest in us.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar or comparable expressions. These forward-looking statements include all matters that are not historical facts. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•
our future business and financial performance, including our revenue, operating expenses and our ability to achieve profitability and maintain our future business and operating results;

•
our strategies, plan, objectives and goals, including, for example, the planned completion of the development of the Sion and the beginning of its serial production as well as intended expansion of our product portfolio or geographic reach;

•
the number of reservations for the Sion and net sales volume potential;

•
the expected start of serial production of the Sion and the key steps to start production including indicative milestones and funding requirements;

•
the expected cost and capital expenditure savings using our strategy;

•
our planned monetization of our technological innovations;

•
our sustainability goals including our plan to offset CO2 from production;

•
our plan to generate revenue from emission certificate pooling under relevant EU regulations on CO2 credits (CO2 pooling);

•
our funding requirements; and

•
our expectations regarding the development of our industry, market size and the competitive environment in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” in this prospectus and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.
You should read this prospectus carefully with the understanding that our actual future results may be materially different from and worse than what we expect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, including the uncertainties and factors discussed under “Risk Factors” and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect. All forward-looking statements made in this prospectus are qualified by these cautionary statements.
Comparison of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS
We currently expect that we will need substantial additional funding until start of production of the Sion. Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the ordinary shares in this offering to cover some of these funding requirements, including but not limited to capital expenditures, research and development, general working capital, and other general corporate purposes.
Our expected use of net proceeds from our sale of the securities represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our progress towards start of serial production. As a result, our management will have broad discretion in the application of the net proceeds from our sale of the securities, and investors will be relying on our judgment regarding the application of the net proceeds from the sale of the securities.
We will not receive any proceeds from the sale of any securities offered by the selling shareholder. As of the date hereof, we have received $11,500,000 from the sale of a convertible debenture to the selling shareholder, under a securities purchase agreement for convertible bonds (prior to accounting for a commitment fee of $1,088,500 and a due diligence and structuring fee of $15,000). Furthermore, we expect to receive $10,000,000 from the sale of a second convertible debenture to the selling shareholder upon filing of the registration statement, of which this prospectus is a part, and a further $10,000,000 from the sale of a third convertible debenture to the selling shareholder upon effectiveness of such registration statement. We intend to use the proceeds from the sale of the convertible debentures to the selling shareholder to cover some of our funding requirements until start of production of the Sion.

SELLING SHAREHOLDER
This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 30,000,000 ordinary shares that can be issued to the selling shareholder upon conversion of the convertible debentures acquired, or to be acquired, by it in a private placement. Apart from such private placement of convertible debentures, the selling shareholder has not had any material relationship with us within the past three years. We are registering the ordinary share included in this prospectus as being offered by the selling shareholder pursuant to the registration rights agreement, permitting the selling shareholder to offer such ordinary shares for resale from time to time.
We can provide no assurance that the selling shareholder will sell any of the ordinary shares registered for resale hereunder, see “Plan of Distribution.” In addition, the selling shareholder may sell the ordinary shares pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of ordinary shares that the selling shareholder will sell under this prospectus. Information about the selling shareholder may change over time.
Private Placement of Convertible Debentures
The following description of the transaction does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, the form of convertible debenture and the registration rights agreement, which we have filed with the SEC and incorporated by reference herein.
On December 7, 2022, we entered into a securities purchase agreement with the selling shareholder, YA II PN, Ltd. or Yorkville, under which we agreed to sell and issue to Yorkville convertible debentures in an aggregate principal amount of up to $31.1 million, which are convertible into our ordinary shares, subject to certain conditions and limitations set forth in the securities purchase agreement. A first convertible debenture in a principal amount of $11.1 million was issued on December 7, 2022 upon signing of the securities purchase agreement, a second convertible debenture in a principal amount of $10.0 million will be issued upon filing with the SEC of the registration statement, of which this prospectus is a part, registering the resale of ordinary shares resulting from the conversion of the convertible debentures, referred to as conversion shares, and a third convertible debenture in a principal amount of $10.0 million will be issued to Yorkville upon declaration of effectiveness of such registration statement by the SEC. YA II PN, Ltd., a Cayman Islands exempt limited partnership, is a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey.
The convertible debentures bear interest at an annual rate of 4.0%, payable at maturity, which will increase to an annual rate of 12.0% (i) for so long as the daily volume weighted average price of the ordinary shares is less than $0.15 for five trading days during a period of seven consecutive trading days (a “Triggering Event”) or (ii) upon the occurrence and during the continuance of an event of default. The convertible debentures will mature on December 7, 2023, as may be extended at the option of Yorkville.
The convertible debentures provide a conversion right, according to which Yorkville may, at any time after the issuance date, subject to certain limitations, convert any portion of the outstanding and unpaid principal amount of the convertible debenture, together with any accrued but unpaid interest, into our ordinary shares at the lower of (i) $1.75 per ordinary share (the “Fixed Conversion Price”) or (ii) 96.5% of the lowest daily volume weighted average price of the ordinary shares during the seven consecutive trading days immediately preceding the date of conversion (the “Variable Conversion Price”), but not lower than a floor price of $0.15 per share, subject to adjustment in accordance with the terms of the convertible debentures, provided that, under no circumstances, the conversion price per ordinary share shall be less than the nominal value of one ordinary share (translated into United States Dollars on the applicable share delivery date.
Yorkville has agreed that (i) it will use commercially reasonable efforts to convert at least $2.5 million of principal amount of convertible debentures per calendar month, subject to certain exceptions set forth in the convertible debentures, and (ii) it will not convert more than an aggregate of the greater of (y) 20% of monthly dollar trading value of the ordinary shares as reported on Bloomberg during regular trading hours during the applicable calendar month or (z) $5.0 million of principal amount of the convertible debentures per calendar month utilizing the Variable Conversion Price, subject to certain exceptions set forth in the convertible debentures. The convertible debentures may not be converted into ordinary shares to the extent such conversion would result in Yorkville and its affiliates having beneficial ownership of more than 4.99% of our then outstanding ordinary shares; provided that this limitation may be waived by Yorkville upon not less than 65 days’ prior notice to us.
If, at any time after the issue date of the convertible debentures, and from time to time thereafter, a Triggering Event occurs, then we shall make monthly payments beginning on the 20th calendar day after the date on which the Triggering Event occurs (the “Triggering Date”) and continuing on the same day of each successive calendar month. Each monthly payment shall be an amount equal to the sum of (i) the Triggered Principal Amount (as defined below), plus (ii) a redemption premium equal to 6.0% of such Triggered Principal Amount, plus (iii) accrued and unpaid interest on the outstanding convertible debentures. Notwithstanding the foregoing, subject to certain conditions set forth in the convertible debentures, our obligation to make monthly prepayments may cease. “Triggered Principal Amount” means the quotient of (i) the aggregate principal amounts outstanding on the convertible debentures divided by (ii) the number of whole calendar months remaining between the Triggering Date and the maturity date.
The convertible debentures provide us, subject to certain conditions, the right, at our option, to redeem early a portion or all amounts outstanding under the convertible debentures; provided that (i) the trading price of the ordinary shares is less than the Fixed Conversion Price and (ii) we provide the holder of the convertible debentures with at least three (3) business days’ prior written notice. Each redemption payment will be the principal amount of the convertible debentures to be redeemed, plus a redemption premium equal to 4.0% of the principal amount being redeemed, plus accrued and unpaid interest on the outstanding convertible debentures. Yorkville shall have three (3) business days after receipt of a redemption notice to elect to convert all or any portion of the convertible debentures.
The convertible debentures include customary covenants and set forth certain events of default after which the convertible debentures may be declared immediately due and payable and set forth certain types of bankruptcy or insolvency events of default involving us after which the convertible debentures become automatically due and payable.
In connection with the securities purchase agreement, also on December 7, 2022, we entered into a registration rights agreement with Yorkville pursuant to which we agreed to prepare and file with the SEC the registration statement covering the resale by Yorkville of the conversion shares, of which this prospectus is a part.
The securities purchase agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the securities purchase agreement were made only for purposes of the securities purchase agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.
Beneficial Ownership of Selling Shareholder
The table below presents information regarding the selling shareholder and the ordinary shares that may be resold by the selling shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder, and reflects holdings as of December 6, 2022. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the ordinary shares being offered for resale by the selling shareholder under this prospectus. The selling shareholder may sell some, all or none of the ordinary shares being offered for resale in this offering. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we are not aware of any existing arrangements between the selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ordinary shares being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ordinary shares with respect to which the selling shareholder has sole or shared voting and investment power. The percentages of ordinary shares beneficially owned by the selling shareholder are based on an aggregate of 90,554,115 ordinary shares outstanding on December 7, 2022.

Because the conversion price to be paid by the selling shareholder for the ordinary shares will be determined on the date of conversion of the convertible debentures, the actual number of ordinary shares that we may issue to the selling shareholder may be fewer than the number of ordinary shares being offered for resale under this prospectus, or may be more than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling shareholder of all of the ordinary shares being offered for resale pursuant to this prospectus.
Name of Selling Shareholder	Ordinary shares beneficially owned prior to the offering	% of ordinary shares owned prior to the offering	Maximum number of ordinary shares to be offered by this prospectus(1)	Maximum number of ordinary shares to be offered by this prospectus a % of currently outstanding ordinary shares(2)	Number of ordinary shares beneficially owned following the offering	% of ordinary shares beneficially owned following the offering
YA II PN, Ltd.(3)	—	—	30,000,000	33.1%	0	0%

(1)
Includes the ordinary shares underlying the convertible debentures that may be held by Yorkville and are covered by this prospectus. The presentation does not take into account that, under the terms of the convertible debentures, Yorkville may not convert the convertible debentures to the extent (but only to the extent) Yorkville or any of its affiliates would beneficially own a number of ordinary shares which would exceed 4.99% of our total ordinary shares issued and outstanding as of the execution of any such conversion.

(2)
Assumes that the total number of our issued and outstanding ordinary shares remains unchanged at 90,554,115 prior to the issuance of the ordinary shares underlying the convertible debentures.

(3)
YA II PN, Ltd. is the investor under the securities purchase agreement. Yorkville Advisors Global, LP (“Yorkville LP”) is YA II PN Ltd.’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.
The table below sets forth our cash and cash equivalents and capitalization (defined as long-term debt and shareholders’ equity) as of June 30, 2022 derived from our consolidated financial statements prepared in accordance with IFRS as issued by the IASB on an actual basis and on an as adjusted basis to give effect to:
•
the issuance of 8,748,433 ordinary shares sold to the ELOC Investor for an aggregate net amount of €16.6 million between July 1, 2022 and the date of this prospectus; and

•
the expected incurrence of an aggregate principal amount of $31,100,000 of debt in connection with the convertible debentures, net of estimated fees and expenses of approximately $1,115,000 million, assuming all convertible debentures are issued and sold to, but not converted by, the selling shareholder as described herein. We are still still evaluating the accounting impact of the convertible debentures.

You should read this table in conjunction with (i) our consolidated financial statements and notes thereto incorporated by reference in this prospectus, (ii) “About This Prospectus” and “Use of Proceeds” in this prospectus and (iii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus.
	As of June 30, 2022
	Actual	Adjustments for sales to the ELOC Investor	Adjustments for issue and sale of all convertible debentures(1)	As adjusted
	(in € millions)
Cash and cash equivalents	89.8	16.6	28.5	135.0
Long-term debt (including current portion)	6.7	—	29.5	36.2
Equity:
Subscribed capital	9.4	0.5	—	9.9
Capital and other reserves	260.9	16.1	—	277.0
Accumulated deficit	(208.1)	—	(1.0)	(209.1)
Total equity	62.1	16.6	(1.0)	77.7
Total capitalization	68.8	16.6	28.5	113.9

(1)
The U.S. dollar amounts related to the convertible debentures reflected in the table have been converted into Euro at the reference rate published by the European Central Bank on December 6, 2022, which was $1.00 = €0.9509.

Updated information on our consolidated capitalization and indebtedness will be contained, if necessary, in a prospectus supplement or will be incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
General
We were incorporated pursuant to the laws of The Netherlands as Sono Motors Finance B.V. on October 23, 2020 as a wholly-owned subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued ordinary shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding ordinary share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was canceled (ingetrokken). As a result, Sono Motors GmbH became a wholly-owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also, on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V. A portion of the newly issued ordinary shares of Sono Group N.V. was also converted into high voting shares in the share capital of Sono Group N.V. As of completion of the corporate reorganization, the shareholders of Sono Group N.V. held an aggregate of 31,068,000 ordinary shares of Sono Group N.V. (share number does not reflect issuance of additional shares to all of our existing shareholders, replicating the effect of a share split, which took place immediately prior to pricing of our initial public offering).
Our affairs are governed by the provisions of our articles of association and internal rules, regulations and policies, as amended and restated from time to time, and by the provisions of applicable Dutch law.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 80683568. Our corporate seat is in Amsterdam, The Netherlands, and our registered office is in Munich, Germany.
The following is a summary of material information concerning our share capital and our articles of association. The summaries of our articles of association as set forth herein are qualified in their entirety by reference to the full text of our articles of association. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Share Capital
As of the date of this prospectus, we have a subscribed capital in the amount of € 9,713,696.46 which is divided into 86,894,941 ordinary shares, each with a nominal value of €0.06, and 3,000,000 high voting shares, each with a nominal value of €1.50.
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require a resolution of the general meeting upon proposal by the management board with the approval of the supervisory board. As of the execution of our deed of conversion and amendment as part of the corporate reorganization, our authorized share capital amounts to €25,200,000, divided into 320,000,000 ordinary shares, each with a nominal value of €0.06, and 4,000,000 high voting shares, each with a nominal value of €1.50. Upon an increase of our issued share capital to at least €25,000,000, our authorized share capital will automatically increase to €102,000,000, divided into 1,500,000,000 ordinary shares, each with a nominal value of €0.06, and 8,000,000 high voting shares, each with a nominal value of €1.50.
Our high voting shares carry the same economic rights entitlements as our ordinary shares. The high voting shares carry different voting rights than the ordinary shares, proportionate to the respective nominal value: for each high voting share, 25 votes can be exercised in the general meeting, whereas for each ordinary share one vote can be exercised in the general meeting. As a matter of Dutch law, preemptive rights for the holders of our ordinary shares and our high voting shares are linked to the nominal value of their shares, which implies that each high voting share carries a preemptive right representing 25 times the preemptive right attached to each ordinary share. Pursuant to our articles of association, each holder of high voting shares can convert any number of high voting shares held by a shareholder into ordinary shares as described below. A holder of ordinary shares cannot convert its ordinary shares into high voting shares under our articles of association.
Upon receipt of a request for conversion of high voting shares into ordinary shares, the management board shall resolve to convert the relevant number of high voting shares into ordinary shares in a 1:25 ratio. A management board member who holds high voting shares that are the subject of the conversion request may generally participate in the decision making process of the management board and is only precluded therefrom, if the personal interests of such management board member in such decision conflict, directly or indirectly, with the interests of the Company and its business. The supervisory board shall resolve on the conversion request, if all management board members are precluded from the decision making process concerning a conversion request due to such conflicts of interest. Promptly following a conversion, the holder of high voting shares that made the conversion request shall be obligated to transfer 24 out of every 25 ordinary shares so received to us for no consideration, which will be canceled afterwards with the effect of a 1:1 conversion ratio. The conversion mechanism is structured in this manner in order to avoid a two-month waiting period which would be required under Dutch law if high voting shares were converted into ordinary shares of an actual 1:1 ratio. Neither the management board nor the Company is required to effect a conversion of high voting shares (a) if the conversion request does not comply with the specifications and requirements set out in our articles of association or if the management board reasonably believes that the information included in such request is incorrect or incomplete or (b) to the extent that we would not be permitted under mandatory Dutch law to acquire the relevant number of ordinary shares in connection with such conversion.
Any settlement of our ordinary shares issued in offerings under this prospectus will take place on the closing date of the relevant offering through The Depository Trust Company (“DTC”), in accordance with its customary settlement procedures for equity securities. Each person owning ordinary shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ordinary shares.
Our articles of association provide that, for as long as any of our ordinary shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the ordinary shares reflected in the register administered by our transfer agent and New York State law will determine, for example, how our ordinary shares are transferred or encumbered. However, certain other aspects relating to our ordinary shares remain subject to Dutch law and Dutch law continues to determine, for example, how new shares are issued.
Ordinary Shares
The following summarizes the main rights of holders of our ordinary shares:
•
each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of management board members and supervisory board members;

•
there are no cumulative voting rights (but our high voting shares do carry 25 votes each, compared to one vote each per ordinary share);

•
the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;

•
upon our liquidation, dissolution or winding-up, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and

•
the holders of ordinary shares have preemptive rights in case of share issuances or the grant or rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our articles of association.

Shareholders’ Register
Pursuant to Dutch law and our articles of association, we must keep our shareholders’ register accurate and current. The management board keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. The ordinary shares offered under this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those ordinary shares. All shares are in registered form (op naam), provided that our management board may resolve that one or more ordinary shares are in bearer form (aan toonder) if certain requirements are met. We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our management board.
Corporate Objectives
Pursuant to our articles of association, our main corporate objectives are:
•
the design, development, manufacturing and production of electric vehicles, including with solar integration technology;

•
the design, development, manufacturing, production and licensing of solar panels for mobility applications and consumer products;

•
the design, development, licensing and operation of software-based mobility services;

•
to develop electronic applications;

•
to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

•
to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

•
to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•
to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Environment
As described in article 4 of our articles of association, the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. This principle shall form the foundation of the actions of our Company and the decisions of our management board and supervisory board. On the basis of that premise:
•
our management board shall monitor for and, to the extent possible and practicable, is expected to favor environmentally-friendly alternatives for existing operations of the Company and its subsidiaries, in particular if those alternatives are more efficient in terms of resource consumption;

•
additional costs or other increased expenditures shall not constitute a decisive factor when deciding whether or not to pursue an environmentally superior alternative for existing operations of the Company and its subsidiaries;

•
products designed, developed, manufactured or produced by the Company and its subsidiaries should be durable, recyclable and sustainable; and

•
our management board and supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.

A management board member or supervisory board member who repeatedly and consistently violates these principles shall be considered to have breached his or her statutory duty to act in the best interests of the Company and its business.
A resolution to amend the text or purport of these provisions of our articles of association shall require a unanimous vote in a general meeting where the entire issued share capital is represented.

Limitations on the Rights to Own Securities
Our ordinary shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our articles of association contain no limitation on the rights to own our shares and no limitation on the rights of nonresidents of The Netherlands or foreign shareholders to hold or exercise voting rights.
Limitation on Liability and Indemnification Matters
Under Dutch law, management board members and supervisory board members may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former management board members and supervisory board members (and other current and former officers and employees as designated by our management board, subject to approval by our supervisory board). No indemnification shall be given to an indemnified person:
(a)
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

(b)
to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)
in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the management board or pursuant to insurance taken out by the company for the benefit of such indemnified person; and

(d)
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent.

Under our articles of association, our management board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Shareholders’ Meeting
General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in The Netherlands. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held whenever considered appropriate by our management board or the supervisory board and shall be held within three months after our management board has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law that jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our management board and our supervisory board to convene a general meeting and neither our management board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.
General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the management board or the supervisory board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the Dutch Corporate Governance Code (“DCGC”) and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of management board members or supervisory board members), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.
Moreover, our management board, with the approval of our supervisory board, can invoke a cooling- off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

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our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairperson of the supervisory board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another supervisory board member present at the meeting. If no supervisory board member is present, the meeting shall be presided over by one of our CEOs. If no CEO has been elected or if they are not present at the meeting, the general meeting shall be presided over by another management board member present at the meeting. If no management board member is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Management board members and supervisory board members may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, insofar as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Each ordinary share confers the right on the holder to cast one vote at the general meeting and each high voting share confers the right on the holder to cast 25 votes at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht).
Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity. Our articles of association provide that, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our articles of association, if we become subject to a binding quorum requirement with respect to resolutions of our general meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum.
Management Board and Supervisory Board Members
Appointment of Management Board and Supervisory Board Member
Under our articles of association, each of Laurin Hahn and Jona Christians, two of our founders, as long as they hold, individually, at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member. These supervisory board members can only be appointed by the general meeting upon such binding nominations. In addition, under our articles of association, our management board members and our other supervisory board members are appointed by the general meeting upon binding nomination by our supervisory board. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the supervisory board, Laurin Hahn or Jona Christians, as applicable, shall make a new nomination.
Our supervisory board has adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a management board member or supervisory board member with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
At a general meeting, a resolution to appoint a management board member or supervisory board member can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory board member, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory board member; and (iv) the name of each entity where such person already holds a position as supervisory board member or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Duties and Liabilities of Management Board and Supervisory Board Members
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The management board members may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each management board member and supervisory board member has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.
Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting.
Our management board is entitled to represent the Company. The power to represent the Company also vests in any two management board members acting jointly.
Dividends and Other Distributions
Dividends
We may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus any reserves required by Dutch law or by our articles of association. Under our articles of association, the management board may decide that all or part of the profits are carried to reserves. After reservation by the management board of any profit, any remaining profit will be at the disposal of the general meeting for distribution, subject to restrictions of Dutch law and approval by our supervisory board.
We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board.
Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Our current dividend policy is to retain all available funds and any future earnings to fund the completion of the development of the Sion and the start of its serial production as well as the further development and expansion of our business. If we were to revise this policy relating to a payment of future dividends, such revised policy would, subject to the restrictions described above, depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our management board and supervisory board.
Exchange Controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of The Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, albeit those transfers being subject to applicable restrictions under trade and economic sanctions and measures, including those concerning export control, pursuant to EU regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, such dividends or other distributions must be reported to the Dutch Central Bank for statistical purposes. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of The Netherlands to hold or vote shares.
Squeeze-Out Procedures
A shareholder who holds at least 95% of our issued share capital for its own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to it. Unless the addresses of all of them are known to the acquiring person, such a person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and Liquidation
Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the management board approved by our supervisory board. In the event of a dissolution, the liquidation shall be effected by the management board, under supervision of our supervisory board, unless the general meeting decides otherwise. During liquidation, the provisions of our articles of association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, those remaining assets shall be distributed to our shareholders in proportion to their number of shares.

Dutch Corporate Governance Code
As a listed Dutch public company (naamloze vennootschap), we are subject to the DCGC. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board, the supervisory board and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports, filed in The Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with these provisions (for example, because of a conflicting Nasdaq requirement), the company is required to give the reasons for such non-compliance.
We do not comply with all principles and best practice provisions of the DCGC. As of the date of this prospectus, our main deviations from the DCGC are summarized below, but cannot exclude the possibility of deviating from additional provisions of the DCGC after the date hereof, including in order to follow market practice or governance practices in the United States.
Under our articles of association, management board members and supervisory board members are to be appointed on the basis of a binding nomination prepared by the supervisory board or certain of our shareholders. This means that the nominee will be appointed, unless the general meeting removes the binding nature of the nomination (in which case a new nomination will be prepared for a subsequent general meeting). Our articles of association provide that the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. However, the DCGC recommends that the general meeting can pass such a resolution by simple majority, representing no more than one-third of the issued share capital.
Under our articles of association, management board members and supervisory board members can only be dismissed by the general meeting by simple majority, provided that the supervisory board proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a management board member or a supervisory board member by simple majority, representing no more than one-third of the issued share capital.
The DCGC recommends against providing equity awards as part of the compensation of a supervisory board member. However, we may deviate from this recommendation and grant equity awards to our supervisory board members, consistent with U.S. market practice.
Our long-term incentive plan allows us to set the terms and conditions of equity awards granted thereunder. Under that plan, we may grant shares that are not subject to a lock-up period of at least five years after the date of grant, and we may grant options without restricting the exercisability of those options during the first three years after the date of grant. In those cases, this would cause additional deviations from the DCGC.
The DCGC provides recommendations regarding the independence of our committees. We do not comply with all of these recommendations, due also to recent changes in the composition of our supervisory board.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that the Company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.
Listing
Our ordinary shares are listed on Nasdaq under the symbol “SEV.”
Transfer Agent and Registrar
Our transfer agent and registrar for the ordinary shares is the American Stock Transfer & Trust Company.
Comparison of Dutch Corporate Law and U.S. Corporate Law
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Duties of Managing and Supervisory Board Members
The Netherlands.   We have a two-tier board structure consisting of our management board (bestuur) and a separate supervisory board (raad van commissarissen).
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The management board members may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each management board member and supervisory board member has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.
Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting.
The approval of our supervisory board is required for certain resolutions of our management board, including concerning the following matters: the making of certain proposals to the general meeting; the issue of shares or the granting of rights to subscribe for shares; the limitation or exclusion of preemption rights; the acquisition of shares by us in our own capital; the drawing up or amendment of our management board rules; the performance of legal acts relating to non-cash contributions on shares; material changes to the identity or the character of the company or its business; the charging of amounts to be paid up on shares against the company’s reserves; the making of an interim distribution; and such other resolutions as the supervisory board shall have specified in a resolution to that effect and notified to the management board. The absence of the approval of the supervisory board shall result in the relevant resolution being null and void but shall not affect the powers of representation of the management board or of the management board members.

Our management board is entitled to represent the Company. The power to represent the Company also vests in any two management board members acting jointly.
Delaware.   The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.
Director Terms
The Netherlands.   The DCGC provides the following best practice recommendations on the terms for tenure of management board members and supervisory board members:
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Management board members should be appointed for a maximum period of four years, without limiting the number of consecutive terms management board members may serve.

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Supervisory board members should be appointed for two consecutive periods of no more than four years. Thereafter, supervisory board members may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reasons for any reappointment after an eight-year term of office should be disclosed in the company’s annual report.

The general meeting shall at all times be entitled to suspend or dismiss a management board member or supervisory board member. Under our articles of association, the general meeting may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the supervisory board, in which case a simple majority of the votes cast is sufficient. In addition, the supervisory board may at any time suspend a management board member. A suspension by the supervisory board can at any time be lifted by the general meeting. If a management board member is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.
Delaware.   The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director Vacancies
The Netherlands.   Our management board can temporarily fill vacancies in its midst caused by temporary absence or incapacity of management board members without requiring a shareholder vote. If all of our management board members are absent or incapacitated, our management shall be attributed to the supervisory board. The person charged with our management in this manner may designate one or more persons to be charged with our management instead of, or together with, such person(s). Our supervisory board can also temporarily fill vacancies in its midst caused by temporary absence or incapacity of supervisory board members without a shareholder vote. If all of our supervisory board members are absent or incapacitated, the supervision of our Company shall be attributed to the person who most recently ceased to hold office as the chairperson of our supervisory board, provided that such person is willing and able to accept such position, who may designate one or more other persons to be charged with the supervision of the Company, instead of, or together with, such former chairperson. The person charged with the supervision of the Company pursuant to this provision shall cease to hold that position when the general meeting has appointed one or more persons as supervisory board members.

Under Dutch law, management board members and supervisory board members are appointed and reappointed by the general meeting. Under our articles of association, each of Laurin Hahn and Jona Christians, two of our founders, as long as he holds at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member. These supervisory board members can only be appointed by the general meeting upon such binding nominations. In addition, under our articles of association, our management board members and our other supervisory board members are appointed by the general meeting upon binding nomination by our supervisory board. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the supervisory board, Laurin Hahn or Jona Christians, as applicable, shall make a new nomination.
Our supervisory board adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a management board member or supervisory board member with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory board member, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory board member; and (iv) the name of each entity where such person already holds a position as supervisory board member or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Delaware.   The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-Interest Transactions
The Netherlands.   Under Dutch law and our articles of association, our management board members and supervisory board members shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the management board member or supervisory board member concerned is unable to serve our interests and the business connected with it with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our articles of association provide that if as a result of conflicts of interests no resolution of the management board can be adopted, the resolution shall be passed by the supervisory board and that, if as a result of conflicts of interests no resolution of the supervisory board can be adopted, the resolution may nonetheless be adopted by the supervisory board as if none of the supervisory board members had a conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of management board members or supervisory board members:
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A management board member should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairperson of the supervisory board and to the other members of the management board without delay. The management board member should provide all relevant information in that regard, including the information relevant to the situation concerning his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree.

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A supervisory board member should report any conflict of interest or potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairperson of the supervisory board without delay and should provide all relevant information in that regard, including the relevant information pertaining to his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. If the chairperson of the supervisory board has a conflict of interest or potential conflict of interest, he or she should report this to the vice-chairperson of the supervisory board without delay.

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The supervisory board should decide, outside the presence of the management board member or supervisory board member concerned, whether there is a conflict of interest.

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All transactions in which there are conflicts of interest with management board members or supervisory board members should be agreed on terms that are customary in the market.

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Decisions to enter into transactions in which there are conflicts of interest with management board members or supervisory board members that are of material significance to the company and/or to the relevant management board members or supervisory board members should require the approval of the supervisory board. Such transactions should be published in the annual report, together with a description of the conflict of interest and a declaration that the relevant best practice provisions of the DCGC have been complied with.

Delaware.   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
The Netherlands.   An absent management board member may issue a proxy for a specific management board meeting but only to another management board member in writing or by electronic means. An absent supervisory board member may issue a proxy for a specific supervisory board meeting but only to another supervisory board member in writing or by electronic means.
Delaware.   A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder Rights
Voting Rights
The Netherlands.   In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting and each issued high voting share confers the right to cast 25 votes at the general meeting. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depository receipts.
Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht).
In accordance with our articles of association, for each general meeting, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
The Netherlands.   Pursuant to our articles of association, extraordinary general meetings will be held whenever required under Dutch law or whenever our management board or supervisory board deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such a meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting.
Also, the agenda for a general meeting shall include such items requested by one or more shareholders, and others entitled to attend general meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our articles of association do not state such lower percentage. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting.
In accordance with the DCGC and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting our management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (for example, the removal of management board members or supervisory board members), our management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, our management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore the alternatives. At the end of the response time, our management board shall report on this consultation and the exploration of alternatives to our general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

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our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
The Netherlands.   Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although our articles of association allow for shareholders’ resolutions to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded company.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
The Netherlands.   Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Description of Share Capital and Articles of Association — Dividends and Other Distributions — Squeeze- Out Procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such a shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
The Netherlands.   In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of The Netherlands and who did not opt out will be bound to the outcome of the case. Residents of other countries must actively opt-in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Under our articles of association, except as otherwise approved by our management board, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, as amended, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit.
Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
The Netherlands.   Under Dutch law, when issuing shares, a public company such as ours may not subscribe for newly issued shares in its own capital. Such a company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-in and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht)

or which are held by a subsidiary of the company, would not exceed 50% of its then-current issued share capital. Such company may only acquire its own shares if its general meeting has granted the management board the authority to effect such acquisitions.
An acquisition of shares for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which ordinary shares may be acquired. The actual acquisition may only be effected pursuant to a resolution of our management board, with the approval of our supervisory board. Our management board has been authorized until the date that is 18 months following the pricing of our IPO to cause the repurchase of shares (or depository receipts for shares) by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the average market price of our ordinary shares on Nasdaq (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans.
No authorization of the general meeting is required if fully paid ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee share purchase plan.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-Takeover Provisions
The Netherlands.   Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our articles of association may make it more difficult for a third party to acquire control of us or effect a change in our management board and supervisory board. These provisions include:
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a dual-class share structure which consists of ordinary shares and high voting shares, with ordinary shares carrying one vote per share and high voting shares carrying 25 votes per share;

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a provision that each of Laurin Hahn and Jona Christians, two of our founders, as long as he holds at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member, which can only be overruled by a two-thirds majority of votes cast representing more than 50% of our issued share capital;

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a provision that our management board members and the supervisory board members not appointed on the basis of a binding nomination by Laurin Hahn or Jona Christians as described above are appointed on the basis of a binding nomination prepared by our supervisory board which can only be overruled by a two-thirds majority of votes cast representing more than half of our issued share capital;

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a provision that our management board members and supervisory board members may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital (unless the dismissal is proposed by the supervisory board in which case a simple majority of the votes cast would be sufficient);

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a provision allowing, among other matters, the former chairperson of our supervisory board to manage our affairs if all of our supervisory board members are removed from office and to appoint others to be charged with the supervision of our affairs, until new supervisory board members are appointed by the general meeting on the basis of the binding nominations discussed above; and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our general meeting for a vote upon a proposal by our management board with the approval of our supervisory board.

In addition, Dutch law allows for staggered multi-year terms of our management board members and supervisory board members, as a result of which only part of our management board members and supervisory board members may be subject to appointment or re-appointment in any one year.
Furthermore, our management board may, under certain circumstances, invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”
Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
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the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
The Netherlands.   The management board and the supervisory board provide the general meeting, within a reasonable amount of time, all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our Company. If the management board or supervisory board invokes such an overriding interest, it must give reasons.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Dismissal of Directors
The Netherlands.   Under our articles of association, the general meeting shall at all times be entitled to dismiss a management board member or supervisory board member. The general meeting may only adopt a resolution to suspend or dismiss a management board member or supervisory board member by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board, in which latter case a simple majority is sufficient.
Delaware.   Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.
Issuance of Shares
The Netherlands.   Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the management board, for a period not exceeding five years; this authorization may only be extended from time to time for a maximum period of five years.
Our management board has been authorized until the fifth anniversary of the pricing of our IPO to issue shares (of any class) or grant rights to subscribe for shares up to our authorized share capital from time to time. We may not subscribe for our own shares on issue.
Delaware.   All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
Preemptive Rights
The Netherlands.   Under Dutch law, in the event of an issuance of shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares held by such holder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our articles of association, the preemptive rights in respect of newly issued shares may be restricted or excluded by a resolution of the general meeting. Another corporate body, such as the management board, may restrict or exclude the preemptive rights in respect of newly issued shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting. Our management board has been authorized until the fifth anniversary of the pricing of our IPO to limit or exclude preemptive rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the management board is authorized to resolve upon (see above under “Issuance of Shares”).
Delaware.   Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands.   Dutch law provides that dividends (if it concerns a distribution of profits) may be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed, whether as a distribution of profits or of freely distributable reserves, only to the extent the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital plus any reserves as described above as apparent from our consolidated interim financial statements prepared under Dutch law.
Under our articles of association, our management board, with the approval of our supervisory board, may decide that all or part of the profits are carried to reserves. After the reservation of any profit, the remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the shares, subject to restrictions of Dutch law and approval by our supervisory board of such proposal of our management board. Our management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board. Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.
Shareholder Vote on Certain Reorganizations
The Netherlands.   Under Dutch law, the general meeting must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
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a transfer of the business or virtually the entire business to a third party;

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the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a balance sheet, according to its balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of Management Board Members and Supervisory Board Members
The Netherlands.   Under Dutch law and our articles of association, we must adopt a compensation policy for our management board. Such compensation policy and any changes thereto shall require the adoption by the general meeting. The supervisory board determines the remuneration of individual management board members with due observance of the compensation policy at the recommendation of our compensation committee. A proposal with respect to remuneration schemes in the form of shares or rights to shares in which management board members may participate is subject to approval by our general meeting. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the management board and the criteria for granting or amendment. The compensation for our supervisory board members is set by the general meeting.
Delaware.   Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law.

TAXATION
The following summary contains a description of Dutch, German and U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of The Netherlands and regulations thereunder, the tax laws of Germany and regulations thereunder and the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. The discussion in this section reflects the views of NautaDutilh N.V. insofar as it relates to matters of Dutch tax law, Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB insofar as it relates to matters of German tax law and Sullivan & Cromwell LLP insofar as it relates to matters of United States federal income tax law. You should consult your tax advisor regarding the applicable tax consequences to you of investing in our ordinary shares.
Material Dutch Tax Considerations
General
The following is a general summary of certain material Dutch tax consequences of the acquisition, ownership and disposal of our ordinary shares. This summary does not purport to set forth all possible tax considerations or consequences that may be relevant to a holder or prospective holder or our ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, it should be treated with corresponding caution.
This summary is based on the tax laws of The Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “The Netherlands” or “Dutch” it refers only to the part of the Kingdom of The Netherlands located in Europe.
This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposal of our ordinary shares. Holders or prospective holders of our ordinary shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of our ordinary shares in light of their particular circumstances.
Please note that this section does not set forth the tax considerations for:
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holders of ordinary shares if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with such holder’s partner for Dutch income tax purposes, or any relative by blood or marriage in the direct line (including foster children), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

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holders of ordinary shares if the ordinary shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in our nominal paid-in share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term);

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pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in The Netherlands as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the EU, Norway, Liechtenstein, Iceland or any other state with which The Netherlands has agreed to exchange information in line with international standards; and

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holders of ordinary shares who are individuals and for whom the ordinary shares or any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dividend Withholding Tax
Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of our ordinary shares.
However, as long as we continue to have our place of effective management in Germany, and not in The Netherlands, under the double tax treaty between Germany and The Netherlands, we will be considered to be exclusively tax resident in Germany and we will not be required to withhold Dutch dividend withholding tax. This exemption from withholding does not apply to dividends distributed by us to a holder who is resident or deemed to be resident in The Netherlands for Dutch income tax purposes or to holders of ordinary shares that are neither resident nor deemed to be resident of The Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder, in which case the following paragraph applies. See also “Risk Factors — Regulatory, Legal and Tax Risks — If we do pay dividends, we may need to withhold tax on such dividends payable to holders of our shares in both Germany and The Netherlands.”
Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in The Netherlands for Dutch income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ordinary shares that are neither resident nor deemed to be resident of The Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder are subject to Dutch dividend withholding tax at a rate of 15%.
The expression “dividends distributed” includes, among other things:
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distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•
liquidation proceeds, proceeds of redemption of ordinary shares, or proceeds of the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for purposes of Dutch dividend withholding tax;

•
an amount equal to the par value of ordinary shares issued or an increase of the par value of ordinary shares, to the extent that it does not appear that a related contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•
partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities generally are entitled a credit for any Dutch dividend withholding tax against their Dutch (corporate) income tax liability. For Dutch Resident Entities, the credit in any given year is limited to the amount of corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount.
Dividend Stripping
Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) of the dividend as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place.
The Dutch State Secretary for Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.
Conditional Withholding Tax on Dividends (as of January 1, 2024)
As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed us to entities related (gelieerd) to the Company (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:
(i)
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)
has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

(iii)
holds the ordinary shares for the main purpose or one of the main purposes to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)
is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

(v)
is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)
is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25.8%).
Taxes on Income and Capital Gains
Dutch Resident Entities
Generally speaking, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 15.0% with respect to taxable profits up to €395,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2022).
Dutch Resident Individuals
If the holder of ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch income tax at the progressive rates (with a maximum of 49.50% in 2022), if:
(i)
the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)
the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to a Dutch Resident Individual, the Dutch Resident Individual’s net investment assets (rendementsgrondslag) for the year, will be subject to an annual Dutch income tax on a deemed return (with a maximum of 5.53% in 2022) under the regime for savings and investments (inkomen uit sparen en beleggen), insofar the Dutch Resident Individual’s net in-vestment assets for the year exceed a statutory threshold (heffingvrij vermogen).
The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The ordinary shares are included as investment assets. For the net investment assets on January 1, 2022, the deemed return ranges from 1.82% up to 5.53% (depending on the aggregate amount of the net investment assets of the Dutch Resident Individual on January 1, 2022).
The deemed return on the Dutch Resident Individual’s net investment assets for the year is taxed at a flat rate of 31% (rate for 2022). Actual income or capital gains realized in respect of the shares are as such not subject to Dutch income tax.
Based on a decision of the Dutch Supreme Court (Hoge Raad) of December 24, 2021 (ECLI:NL:HR:2021:1963), the current system of taxation based on a deemed return may under specific circumstances contravene Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights. On June 28, 2022, the Dutch State Secretary for Finance has issued a decree amending the regime for taxation of savings and investments as in effect on the date of this Prospectus to comply with this Dutch Supreme Court ruling. On the basis of the decree as published on June 28, 2022, the tax will be levied at the lowest outcome of the following two calculation methods:
Method 1
Under method 1, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares is based on a deemed return (ranging from 1.82% and 5.53% in 2022) of the positive balance of the fair market value of those assets, including the ordinary shares and the fair market value of these liabilities.
Method 2
Under method 2, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares is based on the actual allocation of the Dutch Resident Individual’s assets and liabilities over the following three categories: (i) bank savings, (ii) other investments, including the ordinary shares and (iii) liabilities. The tax is calculated as follows:

(i)
a deemed return on the fair market value of the actual amount of bank savings; plus

(ii)
a deemed return on the fair market value of the actual amount of other investments, including the ordinary shares; minus

(iii)
a deemed return on the fair market value of the actual amount of liabilities.

Under the second method, the statutory threshold is divided pro-rata over the three assets and liabilities categories mentioned above.
Holders of ordinary shares are advised to consult their own tax advisor to ensure that the tax is levied in accordance with the decision of the Dutch Supreme Court.
Non-residents of The Netherlands
A holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of capital gains realized on the disposal or deemed disposal of the ordinary shares, provided that:
(i)
such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in The Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

(ii)
in the event the holder is an individual, such holder does not carry out any activities in The Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in The Netherlands.

Gift and Inheritance Taxes
Residents of The Netherlands
Gift or inheritance taxes will arise in The Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of The Netherlands at the time of the gift or the holder’s death.
Non-residents of The Netherlands
No gift or inheritance taxes will arise in The Netherlands with respect to a transfer of ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident of The Netherlands, unless:
(i)
in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of The Netherlands;

(ii)
in the case of a gift of ordinary shares is made under a condition precedent, the holder of the ordinary shares is resident or is deemed to be resident of The Netherlands at the time the condition is fulfilled; or

(iii)
the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of The Netherlands.

For purposes of Dutch gift and inheritance taxes, among others, a person that holds the Dutch nationality will be deemed to be resident of The Netherlands if such person has been resident in The Netherlands at any time during the ten (10) years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, among others, a person not holding the Dutch nationality will be deemed to be resident of The Netherlands if such person has been resident in The Netherlands at any time during the twelve (12) months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Value Added Tax (VAT)
No Dutch value-added tax will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.
Other Taxes and Duties
No Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.
Real Property Transfer Tax
Under circumstances, our ordinary shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in The Netherlands, in which case this tax could be payable upon acquisition of our ordinary shares.
Our ordinary shares will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the Shares:
(i)
our assets do not and did not include real property situated in The Netherlands; or

(ii)
our assets only include and included real property, situated either in or outside The Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).
Our assets do not include and have not included real property situated in The Netherlands as described above.
Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of our ordinary shares.
Material German Tax Considerations
The following section is the opinion of Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB (“German Tax Counsel”) of the material German tax considerations that become relevant when purchasing, holding or transferring the Company’s shares. The Company expects and intends to have its sole place of management in Germany and, therefore, qualifies as a corporation subject to German unlimited corporate income taxation; however, because a company’s tax residency depends on future facts regarding the location in which the Company is managed and controlled, German Tax Counsel cannot opine as to whether the Company will actually qualify as a corporation subject to German unlimited corporate income taxation and such a scenario in which the company does not qualify as a corporation subject to German unlimited income taxation is not discussed herein. This section does not set forth all German tax aspects that may be relevant for shareholders. The section is based on the German tax law applicable as of the date of this prospectus. It should be noted that the law may change following the issuance of this prospectus and that such changes may have retroactive effect.
The material German tax principles of purchasing, owning and transferring of shares are set forth in the following. This section does not purport to be a comprehensive or complete analysis or listing of all potential tax effects of the purchase, ownership or disposition of shares and does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences set forth below. This section does not refer to any U.S. Foreign Account Tax Compliance Act aspects.
Shareholders are advised to consult their own tax advisers with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a (potential) relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of double tax treaty provisions, as well as any tax consequences arising under the laws of any state, local or other foreign jurisdiction. For German tax purposes, a “shareholder” may include an individual who or an entity that does not have the legal title to the shares, but to whom the shares are nevertheless attributed, based either on such individual or entity owning a beneficial interest in the shares or based on specific statutory provisions.
This section does not constitute particular tax advice. Potential purchasers of the Company’s shares are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of shares in light of their particular circumstances.
Dividends Tax
Withholding Tax on Dividends
Dividends distributed from a company to its shareholders are subject to withholding tax, subject to certain exemptions (for example, repayments of capital from the tax equity account (steuerliches Einlagekonto)), as described in the following. The withholding tax rate is 25% plus 5.5% solidarity surcharge (Solidaritätszuschlag) thereon (in total 26.375%) and, if applicable, church tax (Kirchensteuer) of the gross dividend approved by the ordinary shareholders’ meeting. Withholding tax is to be withheld and passed on for the account of the shareholders by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- und Finanzdienstleistungsinstitut) or a domestic securities institution (inländisches Wertpapierinstitut) which keeps and administers the shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the shares were entrusted for collective custody if the dividends are distributed to a foreign agent by such securities custodian bank (which is referred to as the “Dividend Paying Agent”). In case the shares are not held in collective deposit with a Dividend Paying Agent, the company is responsible for withholding and remitting the tax to the competent tax office.
Such withholding tax is levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.
In the case of dividends distributed to a parent company within the meaning of Art. 3 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another member state of the EU, an exemption from withholding tax will be granted upon request if further prerequisites are satisfied (Freistellung im Steuerabzugsverfahren). This also applies to dividends distributed to a permanent establishment located in another member state of the EU of such a parent company or of a parent company tax resident in Germany if the participation in the company is attributable to this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of the company of at least 10% for at least twelve months. If such twelve-month period is only completed after the receipt of the dividends, an exemption is not possible based on the EU Parent Subsidiary Directive. Rather, only a refund of withholding tax might be possible, subject to further prerequisites.
The withholding tax on distributions to other foreign resident shareholders might be reduced fully or partly in accordance with a double taxation treaty if Germany has concluded such double taxation treaty with the country of residence of the shareholder and if the shareholder does not hold his shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. If the requirements for such a reduction are fulfilled, the reduction of the withholding tax would procedurally be granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the tax rate set forth in the applicable double taxation treaty (generally 15%

unless further qualifications are met) is refunded by the German tax administration upon request (Federal Central Office for Taxes (Bundeszentralamt für Steuern), main office in Bonn-Beuel, An der Küppe 1, 53225 Bonn, Germany) subject to the treaty and German anti-abuse rules.
In the case of dividends received by corporations whose statutory seat and effective place of management are not located in Germany and who are therefore not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double taxation treaty or if no double taxation treaty has been concluded with the state of residence of the shareholder.
In order to receive a refund pursuant to a double taxation treaty or the aforementioned option for foreign corporations, the shareholder has to submit a completed form for refund (available at the Federal Central Office for Taxes (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that withheld the tax.
The exemption from withholding tax in accordance with the EU Parent Subsidiary Directive or a double tax treaty and the aforementioned options for a refund of the withholding tax (with or without protection under a double taxation treaty) depend on whether certain additional prerequisites (in particular so- called substance requirements) are fulfilled. The applicable withholding tax relief will only be granted if the preconditions of the German anti avoidance rules (so called Directive Override or Treaty Override), in particular Section 50d, paragraph 3, German Income Tax Act (Einkommensteuergesetz) in its current version upon receipt of the dividends are fulfilled. In addition, e. g. Article 28 of the Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes of August 29, 1989 in the amended version of June 4, 2008 (Bundesgesetzblatt II 2008, p. 611) provides for further prerequisites that need to be fulfilled in the case of a shareholder who is resident of the United States. Other treaties might provide for additional requirements.
The aforementioned reductions of (or exemptions from) withholding tax are further restricted if (i) the applicable double taxation treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of the distributing company and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in the distributing company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in the distributing company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. However, these further prerequisites do not apply if the shareholder has been the beneficial owner of the shares in the distributing company for at least one uninterrupted year upon receipt of the dividends.
For individual or corporate shareholders tax resident outside Germany not holding the shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, any non-refundable part of any paid withholding tax (if any) is final (i.e., not creditable or otherwise refundable in respect of such shareholder’s income tax liability) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (that are, for example, shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their shares as business assets, as well as for shareholders tax resident outside of Germany holding their shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding the company’s shares as private assets, the withholding tax is generally a final tax (Abgeltungsteuer).

Pursuant to special rules on the restriction of the aforementioned withholding tax credit, the credit of withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in the distributing company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in the distributing company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. Absent the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. A shareholder that has received gross dividends without any deduction of withholding tax in particular due to a tax exemption or to whom a withholding tax deduction has been refunded without qualifying for a full tax credit has to notify the competent local tax office accordingly, has to file withholding tax returns subject to specific filing requirements and has to make a payment in the amount of 15% withholding tax. The special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in the company for at least one uninterrupted year upon receipt of the dividends.
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding the Company’s shares as private assets, dividends are subject to a flat tax rate which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon (in total 26.375%) and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.
The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent. However, if the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his individual personal income tax rate (Günstigerprüfung). In that case, the final withholding tax will be credited against the income tax. However, pursuant to the German tax authorities and a court ruling, private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Exceptions from the flat tax rate (satisfied by withholding at source) (Abgeltungsteuer) may apply- that is, only upon application-for shareholders who have a shareholding of at least 25% in the company and for shareholders who have a shareholding of at least 1% in the company and work for a company in a professional capacity through which the shareholder can exert significant entrepreneurial influence on the Company’s economic activity. In such a case, the same rules apply as for sole proprietors holding the shares as business assets. See “— Taxation of dividend income of shareholders tax resident in Germany holding the Company’s shares as business assets — Sole proprietors.”
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Shares as Business Assets
If a shareholder holds the company’s shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.

Corporations
Dividend income of corporate shareholders is exempt from corporate income tax, provided that the incorporated entity holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid. The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year for the purpose of this rule. Participations in the share capital of the company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are generally entirely tax-deductible.
For trade tax purposes the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.
If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the municipalities the corporate shareholder resides in).
Special regulations apply which abolish the 95% tax exemption if the company’s shares are held as trading portfolio assets in the meaning of Section 340e of the German commercial code (Handelsgesetzbuch) by (i) a credit institution (Kreditinstitut) or (ii) a securities institution (Wertpapierinstitut) or (iii) a financial service institution (Finanzdienstleistungsinstitut). The 95% tax exemption is also abolished if the company’s shares have to be shown as current assets at the time of acquisition by a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution or a securities institution or a financial service institution, as well as if the company’s shares are held by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income.
Sole Proprietors
For sole proprietors (individuals) resident in Germany holding shares as business assets, dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her individual personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period. The trade tax levied is generally eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate (but limited to a maximum rate) and the individual tax situation of the shareholder.
Partnerships
In case shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge, are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge. See “— Corporations.”

If the partner is an individual, the dividend income will be subject to the partial income rule. See “— Sole Proprietors.”
The dividend income is subject to trade tax at the level of the partnership (provided that the partnership is liable to trade tax), unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax.
There are no explicit statutory provisions concerning the taxation of dividends with regard to a corporate shareholder of the partnership. However, trade tax should be levied on 5% of the dividends to the extent they are attributable to the shares of such corporate partners to whom at least 10% of the shares of the company are attributable on a look-through basis, since such portion of the dividends should be deemed to be non- deductible business expenses.
If a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is generally partly or entirely credited against the partner’s personal income tax liability, if further prerequisites are satisfied.
Special regulations apply if the shares are held as trading portfolio assets by a partnership that qualifies as a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz). In that case the partial income rule (Teileinkünfteverfahren) is not applicable.
In case of a corporation being a partner, special regulations apply with respect to trading portfolio assets of credit institutions, securities institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act (Kreditwesengesetz) or life insurance companies, health insurance companies or pension funds. See “— Corporations.”
The actual trade tax charge, if any, at the level of the partnership depends on the shareholding quota of the partnership and the nature of the partners (e.g., individual or corporation).
Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany
For foreign individual or corporate shareholders tax resident outside of Germany not holding the shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a double tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.
In contrast, individual or corporate shareholders tax resident outside of Germany holding the company’s shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the shares as business assets. The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.
Taxation of Capital Gains
Withholding Tax on Capital Gains
Capital gains realized on the disposal of shares are subject to withholding tax if a German branch of a German or foreign credit or financial institution, a German securities trading company or a German securities trading bank stores or administrates or carries out the sale of the shares and pays or credits the capital gains. In those cases, the institution (and not the company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority. In case the shares are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of clause (i), the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed by using the officially prescribed form.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding shares as private assets, capital gains realized on the disposal of shares are subject to final withholding tax. Accordingly, capital gains will be taxed at a flat tax rate of 25% plus a 5.5% solidarity surcharge thereon (in total 26.375%) and church tax, in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Central Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the shares and the expenses directly related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer- Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.
In case the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his or her individual personal income tax rate (Günstigerprüfung). In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. However, pursuant to the German tax authorities and case law the private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Capital losses arising from the sale of the shares can only be offset against other capital gains resulting from the disposition of the shares or shares in other stock corporations during the same calendar year.
Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the sale of shares in stock corporations in future years. In case of a derecognition or transfer of worthless shares (or other capital assets), the utilization of such loss is further restricted and can only be offset up to the amount of €20,000 per calendar year.
The final withholding tax would not apply if the seller of the shares or, in the case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains would be taxed at his/ her individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) would be credited against the shareholder’s personal income tax liability in Germany.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding the Company’s Shares as Business Assets
If a shareholder holds shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:
Corporations
Capital gains realized on the disposal of shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non- deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax-deductible.
Capital losses incurred upon the disposal of shares or other impairments of the share value are not tax- deductible.
Special regulations apply if the shares are held as trading portfolio assets by a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz) as well as by a life insurance company, a health insurance company or a pension fund. See “— Taxation of dividend income of shareholders tax resident in Germany holding the Company’s shares as business assets — Corporations.”
Sole Proprietors
If the shares are held by a sole proprietor, capital gains realized on the disposal of the shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied, depending on the applicable municipal trade tax rate and the individual tax situation, is generally partly or entirely credited (but limited to a maximum rate) against the shareholder’s personal income tax liability.
Partnerships
In case the shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as a solidarity surcharge (and church tax) since partnerships qualify as transparent for German tax purposes. In this regard, corporate income tax or personal income tax as well as a solidarity surcharge (and church tax, if applicable), are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the capital gains will be subject to corporate income tax plus a solidarity surcharge at the level of the partner. See “— Corporations.” Trade tax will be levied at the level of the partnership. With respect to both corporate income and trade tax, the 95% exemption rule as described above applies.
If the partner is an individual, the capital gains are subject to the partial income rule. See “— Sole Proprietors.”
In addition, if the partnership is liable to trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is generally partly or entirely credited against the partner’s personal income tax liability (but limited to a maximum rate), if further prerequisites are satisfied.
Special regulations apply if the shares are held as trading portfolio assets by a partnership that qualifies as a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz). In that case the partial income rule (Teileinkünfteverfahren) is not applicable.
With regard to corporate partners, special regulations apply if they are held as trading portfolio assets by credit institutions, securities institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act or life insurance companies, health insurance companies or pension funds, as described above.
Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany
Capital gains realized on the disposal of the shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the company’s shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s shares capital at any time during a five-year period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, in case the shares held by a non-German tax resident corporation are not attributable to a German permanent establishment or permanent representative, the 5% taxation (see “— Taxation of capital gains realized by shareholders tax resident in Germany holding the company’s shares as business assets”) as a consequence of deemed non-deductible business expenses shall not apply to such non- German tax resident shareholders and such capital gains are consequently fully exempt from German corporate income and trade tax.
However, except for the cases referred to in clause (i) above, some of the double tax treaties concluded with Germany provide for a full exemption from German taxation.
Inheritance and Gift Tax
The transfer of the shares in Sono Group N.V. to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft- und Schenkungsteuer) if:
(i)
the decedent, the donor, the heir, the donee or any other beneficiary has his/her/its residence, domicile, registered office or place of management in Germany at the time of the transfer, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany, or is a non-resident German citizen employed by a legal entity organized under German public law or is a dependent having German citizenship and living in the household of such citizen, if further prerequisites are satisfied; or

(ii)
irrespective of the personal circumstances the shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)
irrespective of the personal circumstances at least 10% of the shares are held, directly or indirectly by the decedent or donor, himself or together with a related party in terms of Section 1 para. 2 Foreign Tax Act (Außensteuergesetz).

Special regulations apply to qualified German citizens who maintain neither a residence nor their domicile in Germany but in a low tax jurisdiction, and to former German citizens, also resulting in inheritance and gift tax provided that certain conditions are met. The few double tax treaties on inheritance and gift tax which Germany has entered seek to prevent or mitigate a double taxation.
Abolishment of Solidarity Surcharge
The solidarity surcharge (Solidaritätszuschlag) has been partially abolished as of the assessment period 2021 for certain individuals. The solidarity surcharge shall, however, continue to apply for capital investment in general and, thus, on final withholding taxes levied. If, however, the withholding tax is not final or not levied at all, as the respective shares are held as business assets, solidarity surcharge may not be levied or levied at a reduced amount, depending on the circumstances of the individual. In addition, the solidarity surcharge continues to apply to corporations.
Other Taxes
No German capital transfer tax (Kapitalverkehrsteuer), value-added tax (Umsatzsteuer), stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, holding or transferring shares in a company. No value-added tax will be levied unless the shareholder validly opts for it. Net wealth tax (Vermögensteuer) is currently not levied in Germany.
On January 22, 2013, the Council of the EU approved the resolution of the ministers of finance from 11 EU member states (including Germany) to introduce a Financial Transaction Tax (“FTT”) within the framework of enhanced cooperation. On February 14, 2013, the European Commission published a proposal for a Council Directive implementing enhanced cooperation in the area of financial transaction tax. The plan focuses on levying a tax of 0.1% (0.01% for derivatives) on the purchase and sale of financial instruments.
On December 9, 2019, the German Federal Finance Minister announced another proposal for a directive for a financial transaction tax by way of an enhanced cooperation mechanism with 9 other participating EU member states (“New FTT”). Such proposal was revised again in April 2020. In addition, the German Federal Finance Ministry further prepared the implementation of the FTT or the New FTT by the creation of a new department (Referat) within the German Federal Finance Ministry. Such new department is referred to as “Finanztransaktionssteuer” (financial transaction tax).
In February 2021, the Portuguese Presidency of the Council of the EU proposed an inclusive discussion among all EU member states on tax design issues of the FTT at EU level.
The FTT and the New FTT proposal remain subject to negotiation between the participating EU member states and are subject to political discussion. They may, therefore, be altered prior to the implementation, the timing of which remains unclear. Additional EU member states may decide to participate.
Prospective holders of the shares are advised to seek their own professional advice in relation to FTT.
U.S. Federal Income Tax Considerations
This section describes United States federal income tax considerations generally applicable to owning ordinary shares. It applies to you only if you acquire your ordinary shares in offerings under this prospectus and you hold your ordinary shares as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not address all of the tax consequences that apply to U.S. holders that are ineligible for the benefits of the Convention Between the United States of America and Germany (the “Treaty”). In addition, this section does not apply to you if you are a member of a special class of holders subject to special rules, including:
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a broker or dealer in securities,

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a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

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a tax-exempt organization or governmental organization,

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a tax-qualified retirement plan,

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a bank, insurance company or other financial institution,

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a real estate investment trust or regulated investment company,

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a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

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a person that holds ordinary shares as part of a straddle or a hedging or conversion transaction,

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a person that purchases or sells ordinary shares as part of a wash sale for tax purposes,

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a U.S. holder (as defined below) whose functional currency is not the U.S. dollar,

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a U.S. expatriate or former citizen or long-term resident of the United States,

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a corporation that accumulates earnings to avoid U.S. federal income tax,

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an S corporation, partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein), or

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a person deemed to sell ordinary shares under the constructive sale provisions of the Internal Revenue Code of 1986.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Treaty. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the ordinary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ordinary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the ordinary shares.
You are a U.S. holder if you are a beneficial owner of ordinary shares and you are, for United States federal income tax purposes:
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a citizen or resident of the United States,

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a domestic corporation,

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an estate whose income is subject to United States federal income tax regardless of its source, or

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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of ordinary shares that is not a United States person and is not a partnership for United States federal income tax purposes.
You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of shares and ordinary shares in your particular circumstances.
Except as described below under “U.S. Holders — PFIC Rules,” this discussion assumes that we are not, and will not become, a PFIC for United States federal income tax purposes.
U.S. Holders
Dividends on Ordinary Shares
If you are a U.S. holder, the gross amount of any distribution on the ordinary shares that we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and other requirements are met. Dividends we pay with respect to the ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, the ordinary shares are readily tradable on an established securities market in the United States. Our ordinary shares are listed on Nasdaq and we therefore expect that dividends on the ordinary shares will be qualified dividend income.
You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars.
Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.
Subject to certain limitations, it is possible that German tax withheld in accordance with the Treaty and paid over to Germany will be creditable or deductible against your United States federal income tax liability. However, under recently finalized Treasury regulations, it is possible that such withholding taxes will not be creditable unless you are eligible to claim the benefits of the Treaty and elect to apply the Treaty.
Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a reduction or refund of the tax withheld is available to you under German law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your United States federal income tax liability. See “— Material German Tax Considerations — Dividends Tax — Withholding Tax on Dividends,” above, for the procedures for obtaining a tax refund.
Dividends on ordinary shares will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States.
With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale of Ordinary Shares
If you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your ordinary shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
PFIC Rules
We believe that we were not classified as a PFIC for United States federal income tax purposes in our prior taxable year and we do not expect to become a PFIC in the current taxable year or the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill which is based on the market value for our ordinary shares. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of our ordinary shares.
In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held our ordinary shares:
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at least 75% of our gross income for the taxable year is passive income, or

•
at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:
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any gain you realize on the sale or other disposition of your ordinary shares and

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any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the ordinary shares begins, that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares that preceded the taxable year in which you receive the distribution).

Under these rules:
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the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares,

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the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

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the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

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the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If we are a PFIC in a taxable year and our ordinary shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your ordinary shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your ordinary shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
Because we do not intend to provide the information necessary for a U.S. holder to comply with the requirements of a “qualified electing fund” election, such election will not be available to you with respect to your ordinary shares.
Your ordinary shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ordinary shares, even if we are not currently a PFIC.
In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, you generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.
If you own ordinary shares during any year that we are a PFIC with respect to you, you may be required to file U.S. Internal Revenue Service (“IRS”) Form 8621.
Shareholder Reporting
A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.
Non-U.S. Holders
Dividends
If you are a non-U.S. holder, dividends paid to you in respect of ordinary shares will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Capital Gains
If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Backup Withholding and Information Reporting
If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of ordinary shares effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of ordinary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
Offering by the Company
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price; and

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any discounts or concessions allowed or re-allowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, securities may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Under the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The applicable prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Securities sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance as to the liquidity of or development or maintenance of trading markets for any of the securities.
Offering by the Selling Shareholder
We are registering securities to permit the resale of these securities by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of securities by the selling shareholder.
The selling shareholder may sell all or a portion of the securities beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the securities are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transaction:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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sales pursuant to Rule 144;

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broker-dealers may agree with the selling shareholder to sell a specified number of such securities at a stipulated price per share;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling securities to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling shareholder may also loan or pledge securities to broker-dealers that in turn may sell such securities.
The selling shareholder may pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling shareholder and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling shareholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.
Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference herein
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 19, 2022;

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our report on Form 6-K submitted to the SEC on June 13, 2022, relating to the ELOC;

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our report on Form 6-K submitted to the SEC on September 9, 2022, including our interim condensed consolidated financial statements as of June 30, 2022 and for each of the six month periods ended June 30, 2022 and June 30, 2021; and

•
our report on Form 6-K submitted to the SEC on December 7, 2022, providing an update on certain Company-related information.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from:
Sono Group N.V.
Waldmeisterstraße 76
80935 Munich
Germany
+49 (0)89 4520 5818
You may also access these documents on our website, www.sonomotors.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ENFORCEMENT OF CIVIL LIABILITIES
We are organized and existing under the laws of The Netherlands, and, as such, under Dutch private international law rules the rights of our shareholders and the civil liability of our management board members, supervisory board members and executive officers are governed in certain respects by the laws of The Netherlands. The ability of our shareholders in certain countries other than The Netherlands to bring an action against us, our management board members, supervisory board members and executive officers may be limited under applicable law. In addition, substantially all of our assets are located outside the United States.
As a result, it may not be possible for shareholders to effect service of process within the United States upon us or our management board members, supervisory board members and executive officers or to enforce judgments against us or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our management board members, supervisory board members and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands.
As of the date of this prospectus, the United States and The Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, it is noted that the Hague Convention on Choice of Court Agreements entered into force for The Netherlands, but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to a foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in The Netherlands. Even if such a foreign judgement is given binding effect, a claim based thereon may, however, still be rejected if the foreign judgment is not or no longer formally enforceable.
Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or our management board members, supervisory board members or certain experts named herein who are residents of The Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our management board and supervisory board and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our management board and supervisory board and the experts named in this prospectus.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.
Amount
SEC registration fee	$25,919.04
FINRA filing fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*
To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
NautaDutilh N.V. has advised us on certain legal matters as to Dutch law including the issuance of ordinary shares offered by this prospectus. We are also being represented as to certain matters of U.S. federal law and New York state law by Sullivan & Cromwell LLP.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 4.13.1 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.
The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.

Ordinary Shares

PROSPECTUS

           , 20

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 7, 2022
Sono Group N.V.
Up to $135,000,000 of Ordinary Shares offered by the Company
We, Sono Group N.V., have entered into an at market issuance sales agreement (the “Sales Agreement”) with each of B. Riley Securities, Inc. (“B. Riley”), Berenberg Capital Markets LLC (“Berenberg”) and Cantor Fitzgerald & Co. (“Cantor” and, together with B. Riley and Berenberg, collectively the “Agents”) relating to the sale of our ordinary shares offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell, from time to time, ordinary shares having an aggregate offering price of up to $135 million, through or to the Agents, acting as agents or principals. Sales of ordinary shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the “Securities Act.” The Agents are not required to sell any specific amount but will act as our sales agents using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agents for the sales of our ordinary shares under the Sales Agreement will be 3.0% of the gross proceeds received from the sales. The net proceeds, if any, that we receive from the sales of the ordinary shares will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page 58 for additional information regarding the compensation to be paid to the Agents. In connection with the sale of the ordinary shares on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts..
Our ordinary shares are traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “SEV.” On December 6, 2022, the closing price for our ordinary shares as reported on Nasdaq was $1.26 per share.
Investing in our securities involves significant risks. Before buying any securities, you should carefully consider the risk factors described in the section titled “Risk factors” beginning on page 8 and any additional risk factors incorporated by reference into this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer”.
The date of this prospectus is                 ,      .
B. Riley Securities	Berenberg	Cantor

ABOUT THIS PROSPECTUS
You should carefully read this entire prospectus, including the information included and referred to under “Risk Factors” below, and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.
This prospectus is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration statement, we may offer any combination of the securities described in the prospectus included in the shelf registration statement in one or more offerings, up to a total aggregate offering price of $195,000,000. Under this prospectus, we may offer ordinary shares having an aggregate offering price of up to $135,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus describes the specific terms of the securities we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and none of the Agents has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, nor are any of the Agents, making an offer to sell or soliciting an offer to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Sono Motors,” the “Company,” “we,” “our,” “ours,” “ourselves,” “us” or similar terms refer to (i) Sono Motors GmbH, together with its subsidiary Sono Motors Finance B.V. at that time, prior to the further implementation of the aforementioned corporate reorganization, (ii) Sono Motors Finance B.V., together with its subsidiary, as of the completion of the exchange of all ordinary shares in Sono Motors GmbH for newly issued ordinary shares in Sono Motors Finance B.V. and prior to the conversion of Sono Motors Finance B.V. into Sono Group N.V. and (iii) Sono Group N.V., together with its subsidiary, after the aforementioned corporate reorganization, in which Sono Motors Finance B.V. was converted into Sono Group N.V.
In this prospectus, unless otherwise indicated, all amounts in U.S. dollars have been converted from euros to U.S. dollars at an exchange rate of $1.0516 to €1.00, the official exchange rate quoted as of December 6, 2022 by the European Central Bank.

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PROSPECTUS SUMMARY
This summary highlights information contained in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and any documents incorporated by reference herein carefully before deciding to invest in our ordinary shares.
Sono Motors
Our Vision
We envision a world that no longer relies on the burning of fossil fuels. Our business was founded on a shared passion for finding a solution to climate-friendly, innovative and yet affordable mobility. The goal was to develop a solar-powered, family-sized car for the mass market. To realize this goal, our founders assembled an experienced team of engineers, designers, technicians, and industry experts who spent years developing solar technology suited for mobility applications. We developed and tested several prototypes to advance and refine our technology and enlisted driver feedback to create a design that would be simultaneously functional, convenient to operate, environmentally sustainable, and affordable.
From this process the Sion and our proprietary solar technology were born. The Sion is a solar electric vehicle, designed with a view to be accessible to everyday consumers and to be shared. Our technology allows us to integrate solar panels into the Sion’s bodywork to capture energy from the sun and store it in the Sion’s on-board battery. We believe the Sion unlocks the potential of solar energy in a car and advances our goal of providing a net-zero-emission vehicle solution for the mass market. We seek to license and sell our proprietary solar technology in order to accelerate the transition towards sustainable transport.
Business Overview
We believe we are a pioneer and technological leader in the field of solar-powered electric mobility. We intend to use our technology to create our solar and battery powered vehicle, the Sion. Our proprietary solar technology has, however, many other potential applications. We believe that our solar technology is suitable for different uses, such as buses, trucks, camper vans, trains and even boats, and has the potential to accelerate the transition towards sustainable transportation. We have successfully started to market, and are already generating limited revenues from, our proprietary solar technology.
Our disruptive solar technology allows for full solar integration. In the process of developing the Sion, we soon realized that the available solar technology was not well-suited for mobility applications. Traditional solar technology relies on glass to cover the solar cells. Glass is, however, heavy, relatively inflexible, expensive and dangerous in crash situations. Our polymer technology solves these issues. It is lightweight, allows for flexible surface integration via our patented injection molding process, is affordable due to fast and lean production and avoids the risk of bodily harm caused by broken glass. We have also developed other critical components for the use of solar technology in mobility applications. We have, through our maximum power point tracker central unit (“MCU”) solved the issue that solar cells will be mounted on different parts of the exterior, which will lead to uneven exposure to sunlight. Our technology allows for the seamless integration of solar cells into the full body of a car, such as the Sion, and the charging of its battery through the power of the sun. However, solar technology has many other potential applications, and its use cases extend far beyond passenger cars, allowing for grid-independent charging and a reduction of running costs or total costs of ownership in transport-related use cases, such as trucks, buses, recreational vehicles and boats. Fleet operators may use our technology to retrofit existing vehicles, to extend the range of battery electric vehicles (“BEVs”) or to comply with emission regulations. The transport and logistics industries in particular are very focused on total cost of ownership, and we believe our solar integration can reduce their running costs significantly. Manufacturers may also use our technology for new production vehicles. We have several patents granted or within the filing-process protecting our proprietary technology.
Our technology will be one of the distinctive features of the Sion. It will have the ability to recharge itself using solar energy panels installed on the exterior that leverage our polymer-based solar technology. We expect that solar power will reduce the number of charging intervals and, depending on the vehicle’s usage profile, may even eliminate the need for battery charging, positioning us to benefit from a significant

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competitive advantage over conventional electric vehicles. The Sion’s polymer exterior significantly reduces the need for expensive metal-stamping tools and machinery costs, and the integration of solar modules into the bodywork eliminates the need for a costly paint shop, which helps us to accept reservations for the Sion locking in a comparatively low net entry price of currently €25.1 thousand. Consistent with our goal to lower CO2 emissions, each Sion will be outfitted with technology that can connect to our car- and ride- sharing networks through our proprietary hardware and software solutions. We expect that the Sion will be convenient to operate and share and comparatively affordable providing it with the potential to disrupt the market.
To make the Sion affordable for the mass market without compromising security or quality, we do things differently and, we believe, much more efficiently and sustainably than traditional car manufacturers or other pure EV manufacturers. We believe our production and distribution strategies will enable us to reduce production complexity, maintain relatively low overhead costs and significantly reduce our capital expenditures and distribution costs, thereby positioning us to become a price-value leader compared to competitors’ offerings in the relevant car segments. We intend to produce the Sion as a one-variant-only vehicle via a third-party producer and to rely on business-to-consumer direct distribution. All Sions will have the same exterior color and vehicle features, and will rely on existing off-the-shelf component parts from established automotive suppliers, such as Vitesco Technologies Germany GmbH (a former subsidiary of Continental AG), Hella GmbH & Co. KGaA and FinDreams Industry Co., Ltd., resulting in economies of scale through the partial elimination of development costs, reduced purchasing and manufacturing complexity, reduced logistical challenges and inventory costs, and lower risks associated with quality control and testing, all of which should facilitate more rapid growth of our operations. The contract manufacturer Valmet Automotive Inc. (“Valmet Automotive”) in Uusikaupunki, Finland will produce the Sion. Our goal is to offset 100% of the CO2 emissions generated by the production of the Sion and our future vehicle models, with a view to achieving full CO2 neutrality during the production cycle.
Rather than relying on dealerships to sell the Sion, we intend to rely on what we consider to be an innovative and effective way to sell directly to customers through our online platform. Customers can view the Sion, book a test drive and engage and place orders directly with us. As of September 1, 2022, we had more than 20,000 reservations, more than 3,500 of which were made in 2022, with advance payments resulting in total net cash inflows of approximately €43 million from our customers. These reservations correspond to a net sales volume of approximately €435 million assuming all reservations actually result in sales. However, our customers may cancel their reservations without penalty according to our general terms and conditions, if no binding purchase agreement has been concluded by an agreed deadline, which varies. Some reservations are already cancelable as of the date of this prospectus. If we are able to commence commercial production of the Sion in the first quarter of 2024 as currently planned, we also intend to begin fulfilling customer reservations in the first quarter of 2024.
We are already generating limited revenues from our proprietary solar technology, having shipped prototypes and solar retrofits to customers. We are also building up a customer base by signing non-binding letters of intent and purchase orders. With respect to the Sion, we are still in the pre-production phase and presented the first vehicles from the third prototype generation, the Sion series validation vehicles (“SVVs”), in July 2022. We are currently working on assembling and testing numerous SVVs and bodies-in-white with the support of our partners thyssenkrupp Automotive Body Solutions and Bertrandt, which are located close to Sono Motors’ headquarters in Munich.
Our available cash and cash equivalents and proceeds generated, or planned to be generated, from the financings (i.e., the equity line of credit, the issuance of convertible debentures and the planned at market securities offerings) described below under “— Recent Developments” will not be sufficient to secure our substantial funding needs through the planned start of production of the Sion. According to our current estimates, we expect to need additional funding of at least €240 million until the start of commercial production of the Sion, which we currently envisage for the first quarter of 2024. In order to meet the targeted date for the start of commercial production of the Sion, we will need to raise substantial additional funds in the short term. We continue to actively consider various financing options, including registered offerings of newly issued shares and other equity securities. Assuming that we actually raise the additional funding we need, we currently plan to commence commercial production of the Sion in the first quarter of 2024, with pre-series production planned for 2023.

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For the six-month period ended June 30, 2022, we had a loss for the period of €61.0 million, compared to a loss for the period for the six-month period ended June 30, 2021 of €24.4 million. For the year ended December 31, 2021, we had a loss for the period of €63.9 million, compared to a loss for the period for the year ended December 31, 2020 of €56.0 million. We have incurred net losses since our inception in March 2016, resulting in an accumulated deficit of €208.1 million as of June 30, 2022 compared to €147.1 million as of December 31, 2021. We believe that we will continue to incur losses and depend on external financing for the foreseeable future at least until we commence material deliveries of the Sion and the time when we significantly scale our operations, including the monetization of our solar technology.
Recent Developments
We initially intended for the Sion to be produced by National Electric Vehicle Sweden (“NEVS”), in Trollhättan, Sweden. In April 2022, we announced that we would switch to Valmet Automotive in Uusikaupunki, Finland. This change in the envisaged contract manufacturer contributed to an increase in our funding needs and led to a delay in the intended date for start of production from the first half of 2023 to the second half of 2023.
In May 2022, we issued 10,930,000 shares in a follow-on offering. The net proceeds from that offering were $40.6 million.
On June 13, 2022, we entered into a purchase agreement and a registration rights agreement with Joh. Berenberg, Gossler & Co. KG (the “ELOC Investor”) in relation to an equity line of credit (the “ELOC”). Pursuant to the purchase agreement, we have the right to sell to the ELOC Investor up to $150 million of our ordinary shares, subject to certain limitations and conditions set forth in the purchase agreement, from time to time until June 30, 2024. Sales of ordinary shares to the ELOC Investor pursuant to the purchase agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to the ELOC Investor under the purchase agreement. Through the date of this prospectus, we sold 8,748,433 ordinary shares to the ELOC Investor. The total gross proceeds from these sales were $17.5 million. Under the terms of the securities purchase agreement relating to the convertible debentures described below, we are only permitted to have either the ELOC or an at market issuance agreement in place at any given time. In view of our entry into the Sales Agreement described below on December 7, 2022, we currently expect that we will terminate the ELOC once sales may be made under the Sales Agreement.
In July 2022, apart from presenting first vehicles from the third prototype generation, as described under “Sono Motors” above, we unveiled our “Solar Bus Kit”, a scalable business-to-business retrofit solution that reduces fuel consumption and inner-city greenhouse gas emissions, thereby contributing to climate protection. The Solar Bus Kit is a versatile and straightforward solution, optimized for the most common 12-meter public transport bus types on the European market, including Mercedes-Benz Citaro and MAN Lion City. Sono Motors plans to offer a complete and efficient retrofit solution for bus fleet operators who have a compelling need to reduce diesel consumption and CO2 emissions to meet their sustainability goals.
In September 2022, we signed a letter of intent with FINN GmbH, a Munich-based car subscription platform, aiming to solidify our mutual cooperation. FINN GmbH was one of our first business-to- business reservation holders. Following its initial, non-binding reservation of 5,500 Sion in 2020, FINN GmbH now intends to reserve and purchase a total of 12,600 Sion. We seek to reach a final agreement with FINN GmbH regarding our cooperation in 2023. FINN GmbH also offers our reservation holders a €500 discount on a car subscription.
On December 6, 2022, we published the convening notice for our annual general meeting of shareholders. One of the items on the agenda relates to an amendment of our articles of association in order effect of a reverse share split at a ratio of 5:1, such that every five ordinary shares or high-voting shares, as applicable, will be combined into one share of the same class (the “Reverse Share Split”). We expect that no fractional shares will be issued in connection with the Reverse Share Split. Instead, our transfer agent will sell, immediately prior to the implementation of the Reverse Share Split, all fractional ordinary shares that would otherwise be created as part of the Reverse Share Split on the Nasdaq Stock Exchange. A shareholder who would otherwise have received a fraction of an ordinary share will receive instead an amount of cash generated from such sales attributable to the shareholder’s proportionate interest in the new proceeds of such sales, without interest.

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On December 7, 2022, we entered into a securities purchase agreement with the selling shareholder Yorkville, pursuant to which we agreed to sell and issue to the Selling Shareholder convertible debentures in an aggregate principal amount of up to $31.1 million, which are convertible into our ordinary shares subject to certain conditions and limitations set forth in the securities purchase agreement. The first convertible debenture in a principal amount of $11.1 million was issued on December 7, 2022 upon signing of the Securities Purchase Agreement, a second convertible debenture of $10.0 million will be issued upon filing with the SEC of the registration statement, of which this prospectus forms a part, registering the resale of ordinary shares resulting from the conversion of the convertible debentures, and a third debenture in an aggregate principal amount of $10.0 million will be issued to Yorkville upon the effectiveness of such registration statement. The convertible debentures provide a conversion right, according to which Yorkville may, at any time after the issuance date, subject to certain limitations, convert any portion of the outstanding and unpaid principal amount of the convertible debentures, together with any accrued but unpaid interest, into our ordinary shares at the lower of (i) $1.75 per ordinary share or (ii) 96.5% of the lowest daily volume weighted average price of our ordinary shares during the seven consecutive trading days immediately preceding the date of conversion, but not lower than a floor price of $0.15 per share, subject to adjustment in accordance with the terms of the convertible debentures. The convertible debentures may not be converted into ordinary shares to the extent such conversion would result in the selling shareholders and its affiliates having beneficial ownership of more than 4.99% of our then outstanding ordinary shares; provided that this limitation may be waived by the selling shareholder upon not less than 65 days’ prior notice to us. The convertible debentures provide us, subject to certain conditions, with a redemption right pursuant to which we, upon three (3) business days’ prior notice to the selling shareholder may redeem, in whole or in part, any of the outstanding principal and interest thereon plus a redemption premium equal to 4.0% of the principal amount being redeemed. Yorkville, a Cayman Islands exempt limited partnership, is a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey.
Also on December 7, 2022, we entered into the Sales Agreement with the Agents. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell, from time to time, ordinary shares having an aggregate offering price of up to $135 million, through or to the Agents, acting as agents or principals. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Under the Sales Agreement, the Agents are not required to sell any specific amount but will act as our sales agents using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agents and us. However, under the terms of the securities purchase agreement relating to the convertible debentures described above, we have undertaken to limit sales under the Sales Agreement per trading day to not more than 2% of the daily trading volume of our ordinary shares on Nasdaq (the “Two Percent Cap”), except that the Two Percent Cap shall be increased (i) to 10% if the trading volume on a trading day is between $5.0 million and $10 million and (ii) to 15% if the trading volume on a trading day is greater than $10 million.
Corporate Information
Our principal executive offices are located at Waldmeisterstraße 76, 80935 Munich, Federal Republic of Germany. Our telephone number is +49 (0)89 4520 5818. Our website address is www.sonomotors.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our ordinary shares. We do business under the commercial name Sono Motors.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and is exempt from other burdens that are otherwise generally applicable to public companies. These provisions include:
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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley

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Act”), which would otherwise be applicable beginning with our annual report on Form 20-F for the year ending December 31, 2022;
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to the extent that we no longer qualify as a foreign private issuer (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation; and

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an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted that would otherwise require our independent registered public accounting firm to communicate “critical audit matters” in its report. A critical audit matter is any matter arising from the audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective or complex auditor judgment.

We may take advantage of these provisions for up to five years following the completion of our IPO or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market capitalization of our shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing consolidated financial statements audited by an independent registered public accounting firm.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held of record by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. For purposes of determining whether more than 50% of our outstanding voting securities are held by U.S. residents, we intend to look to whether more than 50% of the voting power of our ordinary shares and high voting shares on a combined basis are directly or indirectly held of record by residents of the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more extensive

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compensation disclosure requirements for companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.
The Offering
Ordinary shares offered by the Company
Ordinary share having an aggregate offering price of up to $135,000,000
Ordinary shares outstanding
As of the date of this prospectus, there were 90,544,115 ordinary shares outstanding
Ordinary shares outstanding after the offering
Assuming a sales price of $1.26 per ordinary share (the last reported sales price of our ordinary shares on December 6, 2022), we will have 209,601,734 ordinary outstanding after the completion of this offering. The actual number of ordinary shares issued and outstanding will vary depending on the price at which the ordinary shares.
Voting rights
One vote per ordinary share
We have two classes of shares outstanding, ordinary shares and high voting shares. The rights of the holders of ordinary shares and high voting shares are identical, except with respect to voting, conversion and preemptive rights. Each ordinary share is entitled to one vote per share and is not convertible into any other shares. Each high voting share is entitled to 25 votes per share, is convertible at the request by the holder at any time into one ordinary share and carries preemptive rights commensurate to its nominal value. Laurin Hahn and Jona Christians, two of our founders and management board members, hold all of the high voting shares. As of the date of this prospectus, they hold, in aggregate, approximately 68.0% of the voting power of our outstanding shares.
Use of proceeds
We currently expect that we will need substantial additional external funding until start of production of the Sion. We intend to use the net proceeds from our sale of the ordinary shares under this prospectus to cover some of these funding requirements, including but not limited to capital expenditures, research and development, general working capital, and other general corporate purposes. For more information see “Use of Proceeds” on page 15.
Listing
Our ordinary shares are traded on The Nasdaq Global Market under the symbol “SEV.”

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RISK FACTORS
Before making a decision to invest in our ordinary shares, you should carefully consider the risks and uncertainties described below, as well as the risks and uncertainties related to our industry, our business and operations, our financial position and our regulatory, legal and tax risks described in the risk factor section in our most recent annual report on Form 20-F and in any updates to those risk factors in our reports on Form 6-K incorporated by reference herein, together with all other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment.
This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our Company.
Additional Risks Related to This Offering
You may experience immediate and substantial dilution.
The offering prices per ordinary share in this offering may exceed the net tangible book value per ordinary share prior to this offering. Assuming that an aggregate of 107,142,857 ordinary shares are sold at a price of $1.26 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 6, 2022, you would experience immediate dilution of $0.22 per ordinary share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of ordinary shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these ordinary shares will vary and these variations may be significant. Purchasers of the ordinary shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
The actual number of ordinary shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to an Agent at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by an Agent after our delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with an Agent.
The ordinary shares offered under this prospectus may be sold in “at the market” offerings, and investors who buy ordinary shares at different times will likely pay different prices.
Investors who purchase ordinary shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their ordinary shares as a result of sales made at prices lower than the prices they paid.
Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline.
Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our articles of association,

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we are authorized to issue up to 320,000,000 ordinary shares. Upon an increase of our issued share capital to at least €25,000,000 our authorized share capital will automatically increase to EUR 102,000,000, divided into 1,500,000,000 ordinary shares and 8,000,000 high voting shares. An issuance of new ordinary shares may also lead to substantial dilution of our then existing shareholders. We cannot predict the size of future issuances of our shares, including in connection with the convertible debentures and the ATM sales agreement described herein, or the effect, if any, that future issuances and sales of shares would have on the market price of our ordinary shares.
The market price of our ordinary shares could fluctuate significantly, which could result in substantial losses for purchasers of our ordinary shares.
The stock market in general and the market for smaller technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may lose some or all of your investment. The market price of our ordinary shares is affected by the supply and demand for our ordinary shares, which may be influenced by numerous factors, many of which are beyond our control, including:
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fluctuation in actual or projected results of operations; changes in projected earnings or failure to meet securities analysts’ earnings expectations; the absence of analyst coverage;

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negative analyst recommendations;

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changes in trading volumes in our ordinary shares (including by the sale of shares granted to our employees under employee participation programs);

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large-volume or targeted transactions by short-sellers;

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changes in our shareholder structure;

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changes in macroeconomic conditions;

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the activities of competitors and sellers;

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changes in the market valuations of comparable companies;

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our ability to successfully finalize development of, market and commercialize the Sion as well as future car models;

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the recruitment or departure of key management or scientific personnel or other key employees;

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significant lawsuits, including patent, shareholder or customer litigation;

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changes in investor and analyst perception with respect to our business or the car industry in general; and

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changes in the statutory framework applicable to our business.

As a result, our share price may be subject to substantial fluctuation.
In addition, general market conditions and fluctuation of share prices and trading volumes could lead to pressure on the market price of our ordinary shares, even if there may not be a reason for this based on our business performance or earnings outlook. Prices for companies with a limited operating history, particularly in industries with barriers such as the car industry, may be more volatile compared to share prices for established companies or companies from other industries. The price of our shares has been volatile since our IPO.
If the market price of our ordinary shares declines as a result of the realization of any of these risks, investors could lose part or all of their investment in our ordinary shares.
Additionally, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the shares. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

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Our dual-class share structure with different voting rights will limit your ability as a holder of ordinary shares to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of ordinary shares may view as beneficial.
We have a dual-class share structure, which we intend to maintain for the foreseeable future, as our share capital consists of ordinary shares and high voting shares. In respect of matters requiring the votes of shareholders, holders of ordinary shares will be entitled to one vote per share, while holders of high voting shares will be entitled to 25 votes per share. Each high voting share is convertible into one ordinary share at any time by the holder thereof, while ordinary shares are not convertible into high voting shares under any circumstances.
The high voting shares are held by Laurin Hahn and Jona Christians, two of our founders and management board members. As of December 6, 2022, Laurin Hahn held approximately 35.8% and Jona Christians held approximately 32.2% of our total voting rights. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our other shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of our Company and might ultimately affect the market price of our ordinary shares. This concentrated control will limit your ability to influence corporate matters that holders of ordinary shares may view as beneficial. In addition, certain index providers, such as S&P Dow Jones or FTSE Russell, view multi-class shares critically and have amended their rules so that companies with multi-class shares will no longer be added to their indexes.
Laurin Hahn and Jona Christians have indicated to us that they are looking for instruments to prevent erosion of their voting power in light of expected dilution due to the planned issuance of a substantial number of new shares to cover our funding needs. These instruments to prevent dilution may include the issuance of additional high voting shares, changes in the voting power of the existing high voting shares or the introduction of veto rights for Laurin Hahn and/or Jona Christians. Under Dutch law, Laurin Hahn and Jona Christians will not be prevented from voting on the introduction of instruments that favor them. A proposal to the shareholders meeting to introduce these instruments and/or their actual introduction may negatively affect our reputation and our share price and may make it more difficult for us to raise additional capital to cover our funding needs.
Future offerings of debt or equity securities by us could adversely affect the market price of our ordinary shares, and future issuances of equity securities could lead to a substantial dilution of our shareholders.
We will require significant additional capital in the future to finance our business operations and growth. For example, we will require additional funding to reach commercial operation, and we may seek to offer new equity in the future for such funding. The Company may seek to raise such capital through the issuance of additional equity or debt securities with conversion rights (e.g., convertible bonds and option rights). An issuance of additional equity or debt securities with conversion rights could potentially reduce the market price of our ordinary shares and the Company currently cannot predict the amounts and terms of such future offerings. We expect such funding to be in the form of, or at least include, additional equity fundraising, which will dilute existing shareholders
If such offerings of equity or debt securities with conversion rights are made without granting preemptive rights to our existing shareholders, these offerings would dilute the economic and voting rights of our existing shareholders. Preemptive rights may be restricted or excluded by a resolution of the general meeting or by another corporate body designated by the general meeting. Our management board has been authorized until the fifth anniversary of the pricing of our IPO to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time and to limit or exclude preemptive rights in connection therewith. This could cause existing shareholders to experience substantial dilution of their interest in us.
In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued ordinary shares, convertible rights in connection with financing arrangements the Company entered into before the IPO, stock options or conversion rights granted to our business partners or our customers as well as from the exercise of stock options or conversion rights granted to our employees in the context of existing or future stock option programs or the issuance of ordinary shares to employees in the context of existing or future employee participation programs.

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Any future issuance of ordinary shares could reduce the market price of our ordinary shares and dilute the holdings of existing shareholders.
Future sales by major shareholders could materially adversely affect the market price of our ordinary shares.
For various reasons, shareholders may sell all or some of our ordinary shares, including in order to diversify their investments. Sales of a substantial number of our ordinary shares in the public market, or the perception that such sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.
The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analyst coverage results in downgrades of our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our ordinary shares could decrease, which, in turn, could cause the market price or trading volume for our ordinary shares to decline significantly.
We are a Dutch public company. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in a similar fashion afforded by incorporation in a U.S. jurisdiction.
We are a public company (naamloze vennootschap) organized under the laws of The Netherlands. Our corporate affairs are governed by our articles of association, the rules of our management board and those of our supervisory board and by the laws governing companies incorporated in The Netherlands. However, there can be no assurance that Dutch law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the United States, which could adversely affect the rights of investors.
The rights of shareholders and the responsibilities of management board members and supervisory board members may be different from the rights and obligations of shareholders and directors in companies governed by the laws of U.S. jurisdictions. In the performance of their duties, our management board members and supervisory board members are required by Dutch law to consider the interests of our Company, its shareholders, its employees and other stakeholders, in all cases with due observance of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.
Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed. A resolution to amend the text or purport of these provisions of our articles of association shall require a unanimous vote in a general meeting where the entire issued share capital is represented.
For more information on relevant provisions of Dutch corporation law and of our articles of association, see “Description of Share Capital and Articles of Association — Comparison of Dutch Corporate Law and U.S. Corporate Law” in the accompanying prospectus.
We have broad discretion in the use of the net proceeds received by us from our sale of the securities and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds received by us from our sale of the securities in the manner described in the section titled “Use of Proceeds” in this prospectus, our management has broad

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discretion in the application of the net proceeds from our sale of the securities and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity to influence our decisions on how to use our net proceeds from our sale of the securities. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from our sale of the securities in a manner that does not produce income or that loses value.
We do not anticipate paying any cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the development and growth of our business. We do not intend to pay any dividends to holders of our ordinary shares. As a result, capital appreciation in the price of our ordinary shares, if any, will be your only source of gain on an investment in our ordinary shares.
Shareholders may not be able to exercise preemptive rights and, as a result, may experience substantial dilution upon future issuances of ordinary shares.
In the event of an issuance of ordinary shares, subject to certain exceptions, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. These preemptive rights may be restricted or excluded by a resolution of the general meeting or by another corporate body designated by the general meeting. Our management board, subject to approval of our supervisory board, has been authorized, for a period of five years to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time and to limit or exclude preemptive rights in connection therewith. This could cause existing shareholders to experience substantial dilution of their interest in us.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar or comparable expressions. These forward-looking statements include all matters that are not historical facts. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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our future business and financial performance, including our revenue, operating expenses and our ability to achieve profitability and maintain our future business and operating results;

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our strategies, plan, objectives and goals, including, for example, the planned completion of the development of the Sion and the beginning of its serial production as well as intended expansion of our product portfolio or geographic reach;

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the number of reservations for the Sion and net sales volume potential;

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the expected start of serial production of the Sion and the key steps to start production including indicative milestones and funding requirements;

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the expected cost and capital expenditure savings using our strategy;

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our planned monetization of our technological innovations;

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our sustainability goals including our plan to offset CO2 from production;

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our plan to generate revenue from emission certificate pooling under relevant EU regulations on CO2 credits (CO2 pooling);

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our funding requirements; and

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our expectations regarding the development of our industry, market size and the competitive environment in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” in this prospectus and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.
You should read this prospectus carefully with the understanding that our actual future results may be materially different from and worse than what we expect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus , and any document incorporated by reference to this prospectus, including the uncertainties and

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factors discussed under “Risk Factors” completely and with the understanding that our actual future results or performance may be materially different from what we expect. All forward-looking statements made in this prospectus are qualified by these cautionary statements.
Comparison of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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USE OF PROCEEDS
We currently expect that we will need substantial additional funding until start of production of the Sion and we intend to use the net proceeds from our sale of the ordinary shares in this offering to cover some of these funding requirements, including but not limited to capital expenditures, research and development, general working capital, and other general corporate purposes.
Our expected use of net proceeds from our sale of the securities represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our progress towards start of serial production. As a result, our management will have broad discretion in the application of the net proceeds from our sale of the securities, and investors will be relying on our judgment regarding the application of the net proceeds from the sale of the securities.

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DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share after giving effect to this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of outstanding ordinary shares. Dilution represents the difference between the price per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2022 was approximately €61.9 million, or €0.76 (corresponding to $65.1 million or $0.80 per share) per ordinary share.
After giving effect to the sale of our ordinary shares during the term of the Sales Agreement in the aggregate amount of $135.0 million at an assumed offering price of $1.26 per share, the last reported sale price of our ordinary shares on Nasdaq on December 6, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2022, would have been $195.6 million, or $1.04 per ordinary share. This represents an immediate increase in the net tangible book value of $0.24 per ordinary share to our existing stockholders and an immediate dilution in net tangible book value of $0.22 per ordinary share to new investors. The following table illustrates this per share dilution:
Assumed public offering price per ordinary share		$1.26
Net tangible book value per ordinary share as of June 30, 2022	$0.80
Increase in net tangible book value per ordinary share attributable to this offering	$0.24
As adjusted net tangible book value per ordinary share as of June 30, 2022, after giving effect to this offering		$1.04
Dilution per share to new investors purchasing shares in this offering		$0.22
The table above assumes for illustrative purposes that an aggregate of 107,142,857 ordinary shares are sold during the term of the Sales Agreement with the Agents at a price of $1.26 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on December 6, 2022, for aggregate gross proceeds of $135.0 million. The ordinary shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1.00 per ordinary share in the price at which the ordinary shares are sold from the assumed offering price per share shown in the table above, to $2.26 per share, assuming all of our ordinary shares in the aggregate amount of $135.0 million during the remaining term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per ordinary share after the offering to $1.38 and; would increase the dilution in net tangible book value per ordinary share to new investors in this offering to $0.88 per ordinary share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the ordinary shares are sold from the assumed offering price per ordinary share shown in the table above, to $0.26 per ordinary share, assuming all of our ordinary shares in the aggregate amount of $135.0 million during the term of the Sales Agreement are sold at that price, would decrease our adjusted net tangible book value per ordinary share after the offering to $0.33; and would lead to an accretion in net tangible book value per ordinary share to new investors in this offering of $0.07 per ordinary share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The above discussion and table are based on 81,507,641 ordinary shares issued and outstanding as of June 30, 2022, and excludes the impact of the issuance of 8,748,433 ordinary shares for aggregate gross proceeds of $17.5 million to the ELOC Investor under the ELOC described under “Prospectus Summary —  Recent Developments” above as well as the issuance of 298,041 shares to employees for aggregate gross proceeds of $0.0 million.
To the extent that options outstanding as of June 30, 2022 have been or are exercised, or other ordinary shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these ordinary shares could result in further dilution to our shareholders.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
General
We were incorporated pursuant to the laws of The Netherlands as Sono Motors Finance B.V. on October 23, 2020 as a wholly-owned subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued ordinary shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding ordinary share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was canceled (ingetrokken). As a result, Sono Motors GmbH became a wholly-owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also, on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V. A portion of the newly issued ordinary shares of Sono Group N.V. was also converted into high voting shares in the share capital of Sono Group N.V. As of completion of the corporate reorganization, the shareholders of Sono Group N.V. held an aggregate of 31,068,000 ordinary shares of Sono Group N.V. (share number does not reflect issuance of additional shares to all of our existing shareholders, replicating the effect of a share split, which took place immediately prior to pricing of our initial public offering).
Our affairs are governed by the provisions of our articles of association and internal rules, regulations and policies, as amended and restated from time to time, and by the provisions of applicable Dutch law.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 80683568. Our corporate seat is in Amsterdam, The Netherlands, and our registered office is in Munich, Germany.
The following is a summary of material information concerning our share capital and our articles of association. The summaries of our articles of association as set forth herein are qualified in their entirety by reference to the full text of our articles of association. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Share Capital
As of the date of this prospectus, we have a subscribed capital in the amount of € 9,713,696.46 which is divided into 86,894,941 ordinary shares, each with a nominal value of €0.06, and 3,000,000 high voting shares, each with a nominal value of €1.50.
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require a resolution of the general meeting upon proposal by the management board with the approval of the supervisory board. As of the execution of our deed of conversion and amendment as part of the corporate reorganization, our authorized share capital amounts to €25,200,000, divided into 320,000,000 ordinary shares, each with a nominal value of €0.06, and 4,000,000 high voting shares, each with a nominal value of €1.50. Upon an increase of our issued share capital to at least €25,000,000, our authorized share capital will automatically increase to €102,000,000, divided into 1,500,000,000 ordinary shares, each with a nominal value of €0.06, and 8,000,000 high voting shares, each with a nominal value of €1.50.
Our high voting shares carry the same economic rights entitlements as our ordinary shares. The high voting shares carry different voting rights than the ordinary shares, proportionate to the respective nominal value: for each high voting share, 25 votes can be exercised in the general meeting, whereas for each ordinary share one vote can be exercised in the general meeting. As a matter of Dutch law, preemptive rights for the holders of our ordinary shares and our high voting shares are linked to the nominal value of their shares, which implies that each high voting share carries a preemptive right representing 25 times the preemptive right attached to each ordinary share. Pursuant to our articles of association, each holder of high voting shares can convert any number of high voting shares held by a shareholder into ordinary shares as

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described below. A holder of ordinary shares cannot convert its ordinary shares into high voting shares under our articles of association.
Upon receipt of a request for conversion of high voting shares into ordinary shares, the management board shall resolve to convert the relevant number of high voting shares into ordinary shares in a 1:25 ratio. A management board member who holds high voting shares that are the subject of the conversion request may generally participate in the decision making process of the management board and is only precluded therefrom, if the personal interests of such management board member in such decision conflict, directly or indirectly, with the interests of the Company and its business. The supervisory board shall resolve on the conversion request, if all management board members are precluded from the decision making process concerning a conversion request due to such conflicts of interest. Promptly following a conversion, the holder of high voting shares that made the conversion request shall be obligated to transfer 24 out of every 25 ordinary shares so received to us for no consideration, which will be canceled afterwards with the effect of a 1:1 conversion ratio. The conversion mechanism is structured in this manner in order to avoid a two-month waiting period which would be required under Dutch law if high voting shares were converted into ordinary shares of an actual 1:1 ratio. Neither the management board nor the Company is required to effect a conversion of high voting shares (a) if the conversion request does not comply with the specifications and requirements set out in our articles of association or if the management board reasonably believes that the information included in such request is incorrect or incomplete or (b) to the extent that we would not be permitted under mandatory Dutch law to acquire the relevant number of ordinary shares in connection with such conversion.
Any settlement of our ordinary shares issued in offerings under this prospectus will take place on the closing date of the relevant offering through The Depository Trust Company (“DTC”), in accordance with its customary settlement procedures for equity securities. Each person owning ordinary shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ordinary shares.
Our articles of association provide that, for as long as any of our ordinary shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the ordinary shares reflected in the register administered by our transfer agent and New York State law will determine, for example, how our ordinary shares are transferred or encumbered. However, certain other aspects relating to our ordinary shares remain subject to Dutch law and Dutch law continues to determine, for example, how new shares are issued.
Ordinary Shares
The following summarizes the main rights of holders of our ordinary shares:
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each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of management board members and supervisory board members;

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there are no cumulative voting rights (but our high voting shares do carry 25 votes each, compared to one vote each per ordinary share);

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the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;

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upon our liquidation, dissolution or winding-up, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and

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the holders of ordinary shares have preemptive rights in case of share issuances or the grant or rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our articles of association.

Shareholders’ Register
Pursuant to Dutch law and our articles of association, we must keep our shareholders’ register accurate and current. The management board keeps our shareholders’ register and records names and

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addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. The ordinary shares offered under this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those ordinary shares. All shares are in registered form (op naam), provided that our management board may resolve that one or more ordinary shares are in bearer form (aan toonder) if certain requirements are met. We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our management board.
Corporate Objectives
Pursuant to our articles of association, our main corporate objectives are:
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the design, development, manufacturing and production of electric vehicles, including with solar integration technology;

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the design, development, manufacturing, production and licensing of solar panels for mobility applications and consumer products;

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the design, development, licensing and operation of software-based mobility services;

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to develop electronic applications;

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to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

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to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Environment
As described in article 4 of our articles of association, the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. This principle shall form the foundation of the actions of our Company and the decisions of our management board and supervisory board. On the basis of that premise:
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our management board shall monitor for and, to the extent possible and practicable, is expected to favor environmentally-friendly alternatives for existing operations of the Company and its subsidiaries, in particular if those alternatives are more efficient in terms of resource consumption;

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additional costs or other increased expenditures shall not constitute a decisive factor when deciding whether or not to pursue an environmentally superior alternative for existing operations of the Company and its subsidiaries;

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products designed, developed, manufactured or produced by the Company and its subsidiaries should be durable, recyclable and sustainable; and

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our management board and supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.

A management board member or supervisory board member who repeatedly and consistently violates these principles shall be considered to have breached his or her statutory duty to act in the best interests of the Company and its business.
A resolution to amend the text or purport of these provisions of our articles of association shall require a unanimous vote in a general meeting where the entire issued share capital is represented.

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Limitations on the Rights to Own Securities
Our ordinary shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our articles of association contain no limitation on the rights to own our shares and no limitation on the rights of nonresidents of The Netherlands or foreign shareholders to hold or exercise voting rights.
Limitation on Liability and Indemnification Matters
Under Dutch law, management board members and supervisory board members may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former management board members and supervisory board members (and other current and former officers and employees as designated by our management board, subject to approval by our supervisory board). No indemnification shall be given to an indemnified person:
(a) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);
(b) to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);
(c) in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the management board or pursuant to insurance taken out by the company for the benefit of such indemnified person; and
(d) for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent.
Under our articles of association, our management board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Shareholders’ Meeting
General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in The Netherlands. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held whenever considered appropriate by our management board or the supervisory board and shall be held within three months after our management board has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law that jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our management board and our supervisory board to convene a general meeting and neither our management

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board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.
General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the management board or the supervisory board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the DCGC and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of management board members or supervisory board members), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.
Moreover, our management board, with the approval of our supervisory board, can invoke a cooling- off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

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•
our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•
other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairperson of the supervisory board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another supervisory board member present at the meeting. If no supervisory board member is present, the meeting shall be presided over by one of our CEOs. If no CEO has been elected or if they are not present at the meeting, the general meeting shall be presided over by another management board member present at the meeting. If no management board member is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Management board members and supervisory board members may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, insofar as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Each ordinary share confers the right on the holder to cast one vote at the general meeting and each high voting share confers the right on the holder to cast 25 votes at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht).
Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity. Our articles of association provide that, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our articles of association, if we become subject to a binding quorum requirement with respect to resolutions of our general meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum.
Management Board and Supervisory Board Members
Appointment of Management Board and Supervisory Board Member
Under our articles of association, each of Laurin Hahn and Jona Christians, two of our founders, as long as they hold, individually, at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member. These supervisory board members can only be appointed by the general meeting upon such binding nominations. In addition, under our articles of association, our

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management board members and our other supervisory board members are appointed by the general meeting upon binding nomination by our supervisory board. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the supervisory board, Laurin Hahn or Jona Christians, as applicable, shall make a new nomination.
Our supervisory board has adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a management board member or supervisory board member with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
At a general meeting, a resolution to appoint a management board member or supervisory board member can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory board member, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory board member; and (iv) the name of each entity where such person already holds a position as supervisory board member or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Duties and Liabilities of Management Board and Supervisory Board Members
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The management board members may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each management board member and supervisory board member has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.
Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting.
Our management board is entitled to represent the Company. The power to represent the Company also vests in any two management board members acting jointly.
Dividends and Other Distributions
Dividends
We may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and

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called-up share capital plus any reserves required by Dutch law or by our articles of association. Under our articles of association, the management board may decide that all or part of the profits are carried to reserves. After reservation by the management board of any profit, any remaining profit will be at the disposal of the general meeting for distribution, subject to restrictions of Dutch law and approval by our supervisory board.
We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board.
Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Our current dividend policy is to retain all available funds and any future earnings to fund the completion of the development of the Sion and the start of its serial production as well as the further development and expansion of our business. If we were to revise this policy relating to a payment of future dividends, such revised policy would, subject to the restrictions described above, depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our management board and supervisory board.
Exchange Controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of The Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, albeit those transfers being subject to applicable restrictions under trade and economic sanctions and measures, including those concerning export control, pursuant to EU regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, such dividends or other distributions must be reported to the Dutch Central Bank for statistical purposes. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of The Netherlands to hold or vote shares.
Squeeze-Out Procedures
A shareholder who holds at least 95% of our issued share capital for its own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to it. Unless the addresses of all of them are known to the acquiring person, such a person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and Liquidation
Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the management board approved by our supervisory board. In the event of a dissolution, the liquidation shall be effected by the management board, under supervision of our supervisory board, unless the general meeting decides otherwise. During liquidation, the provisions of our articles of association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, those remaining assets shall be distributed to our shareholders in proportion to their number of shares.

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Dutch Corporate Governance Code
As a listed Dutch public company (naamloze vennootschap), we are subject to the DCGC. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board, the supervisory board and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports, filed in The Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with these provisions (for example, because of a conflicting Nasdaq requirement), the company is required to give the reasons for such non-compliance. See “Risk Factors — Risks Related to Our Ordinary shares — We are not obligated to, and do not, comply with all best practice provisions of the Dutch Corporate Governance Code.”
We do not comply with all principles and best practice provisions of the DCGC. As of the date of this prospectus, our main deviations from the DCGC are summarized below, but cannot exclude the possibility of deviating from additional provisions of the DCGC after the date hereof, including in order to follow market practice or governance practices in the United States.
Under our articles of association, management board members and supervisory board members are to be appointed on the basis of a binding nomination prepared by the supervisory board or certain of our shareholders. This means that the nominee will be appointed, unless the general meeting removes the binding nature of the nomination (in which case a new nomination will be prepared for a subsequent general meeting). Our articles of association provide that the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. However, the DCGC recommends that the general meeting can pass such a resolution by simple majority, representing no more than one-third of the issued share capital.
Under our articles of association, management board members and supervisory board members can only be dismissed by the general meeting by simple majority, provided that the supervisory board proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a management board member or a supervisory board member by simple majority, representing no more than one-third of the issued share capital.
The DCGC recommends against providing equity awards as part of the compensation of a supervisory board member. However, we may deviate from this recommendation and grant equity awards to our supervisory board members, consistent with U.S. market practice.
Our long-term incentive plan allows us to set the terms and conditions of equity awards granted thereunder. Under that plan, we may grant shares that are not subject to a lock-up period of at least five years after the date of grant, and we may grant options without restricting the exercisability of those options during the first three years after the date of grant. In those cases, this would cause additional deviations from the DCGC.
The DCGC provides recommendations regarding the independence of our committees. We do not comply with all of these recommendations, due also to recent changes in the composition of our supervisory board.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that the Company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make

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available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.
Listing
Our ordinary shares are listed on Nasdaq under the symbol “SEV.”
Transfer Agent and Registrar
Our transfer agent and registrar for the ordinary shares is the American Stock Transfer & Trust Company.
Comparison of Dutch Corporate Law and U.S. Corporate Law
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Duties of Managing and Supervisory Board Members
The Netherlands.   We have a two-tier board structure consisting of our management board (bestuur) and a separate supervisory board (raad van commissarissen).
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The management board members may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each management board member and supervisory board member has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Our articles of association stipulate that the planet, humankind and society are important stakeholders of us and the highest principle pursued by us as part of our objects is the protection of the environment, nature and humankind. Under our articles of association, this principle shall form the foundation of our actions and the decisions of our management board and the supervisory board. On the basis of that premise, among other matters, our management board and the supervisory board may let the interests of the planet, humankind and society outweigh the interests of other stakeholders, provided that the interests of the latter stakeholders are not unnecessarily or disproportionately harmed.
Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting.
The approval of our supervisory board is required for certain resolutions of our management board, including concerning the following matters: the making of certain proposals to the general meeting; the issue of shares or the granting of rights to subscribe for shares; the limitation or exclusion of preemption rights; the acquisition of shares by us in our own capital; the drawing up or amendment of our management board rules; the performance of legal acts relating to non-cash contributions on shares; material changes to the identity or the character of the company or its business; the charging of amounts to be paid up on shares against the company’s reserves; the making of an interim distribution; and such other resolutions as the supervisory board shall have specified in a resolution to that effect and notified to the management board. The absence of the approval of the supervisory board shall result in the relevant resolution being null and void but shall not affect the powers of representation of the management board or of the management board members.

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Our management board is entitled to represent the Company. The power to represent the Company also vests in any two management board members acting jointly.
Delaware.   The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.
Director Terms
The Netherlands.   The DCGC provides the following best practice recommendations on the terms for tenure of management board members and supervisory board members:
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Management board members should be appointed for a maximum period of four years, without limiting the number of consecutive terms management board members may serve.

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Supervisory board members should be appointed for two consecutive periods of no more than four years. Thereafter, supervisory board members may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reasons for any reappointment after an eight-year term of office should be disclosed in the company’s annual report.

The general meeting shall at all times be entitled to suspend or dismiss a management board member or supervisory board member. Under our articles of association, the general meeting may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the supervisory board, in which case a simple majority of the votes cast is sufficient. In addition, the supervisory board may at any time suspend a management board member. A suspension by the supervisory board can at any time be lifted by the general meeting. If a management board member is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.
Delaware.   The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director Vacancies
The Netherlands.   Our management board can temporarily fill vacancies in its midst caused by temporary absence or incapacity of management board members without requiring a shareholder vote. If all of our management board members are absent or incapacitated, our management shall be attributed to the supervisory board. The person charged with our management in this manner may designate one or more persons to be charged with our management instead of, or together with, such person(s). Our supervisory board can also temporarily fill vacancies in its midst caused by temporary absence or incapacity of supervisory board members without a shareholder vote. If all of our supervisory board members are absent or incapacitated, the supervision of our Company shall be attributed to the person who most recently ceased to hold office as the chairperson of our supervisory board, provided that such person is willing and able to accept such position, who may designate one or more other persons to be charged with the supervision of the Company, instead of, or together with, such former chairperson. The person charged with the supervision of the Company pursuant to this provision shall cease to hold that position when the general meeting has appointed one or more persons as supervisory board members.

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Under Dutch law, management board members and supervisory board members are appointed and reappointed by the general meeting. Under our articles of association, each of Laurin Hahn and Jona Christians, two of our founders, as long as he holds at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member. These supervisory board members can only be appointed by the general meeting upon such binding nominations. In addition, under our articles of association, our management board members and our other supervisory board members are appointed by the general meeting upon binding nomination by our supervisory board. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the supervisory board, Laurin Hahn or Jona Christians, as applicable, shall make a new nomination.
Our supervisory board adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a management board member or supervisory board member with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory board member, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory board member; and (iv) the name of each entity where such person already holds a position as supervisory board member or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Delaware.   The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-Interest Transactions
The Netherlands.   Under Dutch law and our articles of association, our management board members and supervisory board members shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the management board member or supervisory board member concerned is unable to serve our interests and the business connected with it with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our articles of association provide that if as a result of conflicts of interests no resolution of the management board can be adopted, the resolution shall be passed by the supervisory board and that, if as a result of conflicts of interests no resolution of the supervisory board can be adopted, the resolution may nonetheless be adopted by the supervisory board as if none of the supervisory board members had a conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of management board members or supervisory board members:
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A management board member should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairperson of the supervisory board and to the other members of the management board without delay. The management board member should provide all relevant information in that regard, including the information relevant to the situation concerning his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree.

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A supervisory board member should report any conflict of interest or potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairperson of the supervisory board without delay and should provide all relevant information in that regard, including the relevant information pertaining to his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. If the chairperson of the supervisory board has a conflict of interest or potential conflict of interest, he or she should report this to the vice-chairperson of the supervisory board without delay.

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The supervisory board should decide, outside the presence of the management board member or supervisory board member concerned, whether there is a conflict of interest.

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All transactions in which there are conflicts of interest with management board members or supervisory board members should be agreed on terms that are customary in the market.

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Decisions to enter into transactions in which there are conflicts of interest with management board members or supervisory board members that are of material significance to the company and/or to the relevant management board members or supervisory board members should require the approval of the supervisory board. Such transactions should be published in the annual report, together with a description of the conflict of interest and a declaration that the relevant best practice provisions of the DCGC have been complied with.

Delaware.   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
The Netherlands.   An absent management board member may issue a proxy for a specific management board meeting but only to another management board member in writing or by electronic means. An absent supervisory board member may issue a proxy for a specific supervisory board meeting but only to another supervisory board member in writing or by electronic means.
Delaware.   A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder Rights
Voting Rights
The Netherlands.   In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting and each issued high voting share confers the right to cast 25 votes at the general meeting. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depository receipts.
Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht).
In accordance with our articles of association, for each general meeting, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend

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and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
The Netherlands.   Pursuant to our articles of association, extraordinary general meetings will be held whenever required under Dutch law or whenever our management board or supervisory board deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such a meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting.
Also, the agenda for a general meeting shall include such items requested by one or more shareholders, and others entitled to attend general meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our articles of association do not state such lower percentage. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting.
In accordance with the DCGC and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting our management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (for example, the removal of management board members or supervisory board members), our management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, our management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore the alternatives. At the end of the response time, our management board shall report on this consultation and the exploration of alternatives to our general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

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Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

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our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
The Netherlands.   Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although our articles of association allow for shareholders’ resolutions to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded company.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
The Netherlands.   Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Description of Share Capital and Articles of Association — Dividends and Other Distributions — Squeeze- Out Procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting

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shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such a shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
The Netherlands.   In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of The Netherlands and who did not opt out will be bound to the outcome of the case. Residents of other countries must actively opt-in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Under our articles of association, except as otherwise approved by our management board, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, as amended, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit.
Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
The Netherlands.   Under Dutch law, when issuing shares, a public company such as ours may not subscribe for newly issued shares in its own capital. Such a company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-in and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht)

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or which are held by a subsidiary of the company, would not exceed 50% of its then-current issued share capital. Such company may only acquire its own shares if its general meeting has granted the management board the authority to effect such acquisitions.
An acquisition of shares for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which ordinary shares may be acquired. The actual acquisition may only be effected pursuant to a resolution of our management board, with the approval of our supervisory board. Our management board has been authorized until the date that is 18 months following the pricing of our IPO to cause the repurchase of shares (or depository receipts for shares) by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the average market price of our ordinary shares on Nasdaq (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans.
No authorization of the general meeting is required if fully paid ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee share purchase plan.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-Takeover Provisions
The Netherlands.   Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our articles of association may make it more difficult for a third party to acquire control of us or effect a change in our management board and supervisory board. These provisions include:
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a dual-class share structure which consists of ordinary shares and high voting shares, with ordinary shares carrying one vote per share and high voting shares carrying 25 votes per share;

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a provision that each of Laurin Hahn and Jona Christians, two of our founders, as long as he holds at least 5% of our voting rights, can each make a binding nomination for the appointment of one supervisory board member, which can only be overruled by a two-thirds majority of votes cast representing more than 50% of our issued share capital;

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a provision that our management board members and the supervisory board members not appointed on the basis of a binding nomination by Laurin Hahn or Jona Christians as described above are appointed on the basis of a binding nomination prepared by our supervisory board which can only be overruled by a two-thirds majority of votes cast representing more than half of our issued share capital;

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a provision that our management board members and supervisory board members may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital (unless the dismissal is proposed by the supervisory board in which case a simple majority of the votes cast would be sufficient);

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a provision allowing, among other matters, the former chairperson of our supervisory board to manage our affairs if all of our supervisory board members are removed from office and to appoint others to be charged with the supervision of our affairs, until new supervisory board members are appointed by the general meeting on the basis of the binding nominations discussed above; and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our general meeting for a vote upon a proposal by our management board with the approval of our supervisory board.

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In addition, Dutch law allows for staggered multi-year terms of our management board members and supervisory board members, as a result of which only part of our management board members and supervisory board members may be subject to appointment or re-appointment in any one year.
Furthermore, our management board may, under certain circumstances, invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”
Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
•
the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•
after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•
after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
The Netherlands.   The management board and the supervisory board provide the general meeting, within a reasonable amount of time, all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our Company. If the management board or supervisory board invokes such an overriding interest, it must give reasons.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Dismissal of Directors
The Netherlands.   Under our articles of association, the general meeting shall at all times be entitled to dismiss a management board member or supervisory board member. The general meeting may only adopt a resolution to suspend or dismiss a management board member or supervisory board member by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board, in which latter case a simple majority is sufficient.
Delaware.   Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in

34

the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.
Issuance of Shares
The Netherlands.   Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the management board, for a period not exceeding five years; this authorization may only be extended from time to time for a maximum period of five years.
Our management board has been authorized until the fifth anniversary of the pricing of our IPO to issue shares (of any class) or grant rights to subscribe for shares up to our authorized share capital from time to time. We may not subscribe for our own shares on issue.
Delaware.   All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
Preemptive Rights
The Netherlands.   Under Dutch law, in the event of an issuance of shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares held by such holder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our articles of association, the preemptive rights in respect of newly issued shares may be restricted or excluded by a resolution of the general meeting. Another corporate body, such as the management board, may restrict or exclude the preemptive rights in respect of newly issued shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting. Our management board has been authorized until the fifth anniversary of the pricing of our IPO to limit or exclude preemptive rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the management board is authorized to resolve upon (see above under “Issuance of Shares”).
Delaware.   Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands.   Dutch law provides that dividends (if it concerns a distribution of profits) may be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed, whether as a distribution of profits or of freely distributable reserves, only to the extent the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital plus any reserves as described above as apparent from our consolidated interim financial statements prepared under Dutch law.
Under our articles of association, our management board, with the approval of our supervisory board, may decide that all or part of the profits are carried to reserves. After the reservation of any profit, the remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the shares, subject to restrictions of Dutch law and approval by our supervisory board of

35

such proposal of our management board. Our management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board. Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.
Shareholder Vote on Certain Reorganizations
The Netherlands.   Under Dutch law, the general meeting must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•
a transfer of the business or virtually the entire business to a third party;

•
the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•
the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a balance sheet, according to its balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of Management Board Members and Supervisory Board Members
The Netherlands.   Under Dutch law and our articles of association, we must adopt a compensation policy for our management board. Such compensation policy and any changes thereto shall require the adoption by the general meeting. The supervisory board determines the remuneration of individual management board members with due observance of the compensation policy at the recommendation of our compensation committee. A proposal with respect to remuneration schemes in the form of shares or rights

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to shares in which management board members may participate is subject to approval by our general meeting. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the management board and the criteria for granting or amendment. The compensation for our supervisory board members is set by the general meeting.
Delaware.   Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law.

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TAXATION
The following summary contains a description of Dutch, German and U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of The Netherlands and regulations thereunder, the tax laws of Germany and regulations thereunder and the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. The discussion in this section reflects the views of NautaDutilh N.V. insofar as it relates to matters of Dutch tax law, Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB insofar as it relates to matters of German tax law and Sullivan & Cromwell LLP insofar as it relates to matters of United States federal income tax law. You should consult your tax advisor regarding the applicable tax consequences to you of investing in our ordinary shares.
Material Dutch Tax Considerations
General
The following is a general summary of certain material Dutch tax consequences of the acquisition, ownership and disposal of our ordinary shares. This summary does not purport to set forth all possible tax considerations or consequences that may be relevant to a holder or prospective holder or our ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, it should be treated with corresponding caution.
This summary is based on the tax laws of The Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “The Netherlands” or “Dutch” it refers only to the part of the Kingdom of The Netherlands located in Europe.
This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposal of our ordinary shares. Holders or prospective holders of our ordinary shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of our ordinary shares in light of their particular circumstances.
Please note that this section does not set forth the tax considerations for:
•
holders of ordinary shares if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with such holder’s partner for Dutch income tax purposes, or any relative by blood or marriage in the direct line (including foster children), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

•
holders of ordinary shares if the ordinary shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in our nominal paid-in share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term);

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•
pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in The Netherlands as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the EU, Norway, Liechtenstein, Iceland or any other state with which The Netherlands has agreed to exchange information in line with international standards; and

•
holders of ordinary shares who are individuals and for whom the ordinary shares or any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dividend Withholding Tax
Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of our ordinary shares.
However, as long as we continue to have our place of effective management in Germany, and not in The Netherlands, under the double tax treaty between Germany and The Netherlands, we will be considered to be exclusively tax resident in Germany and we will not be required to withhold Dutch dividend withholding tax. This exemption from withholding does not apply to dividends distributed by us to a holder who is resident or deemed to be resident in The Netherlands for Dutch income tax purposes or to holders of ordinary shares that are neither resident nor deemed to be resident of The Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder, in which case the following paragraph applies. See also “Risk Factors — Regulatory, Legal and Tax Risks — If we do pay dividends, we may need to withhold tax on such dividends payable to holders of our shares in both Germany and The Netherlands.”
Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in The Netherlands for Dutch income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ordinary shares that are neither resident nor deemed to be resident of The Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder are subject to Dutch dividend withholding tax at a rate of 15%.
The expression “dividends distributed” includes, among other things:
•
distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•
liquidation proceeds, proceeds of redemption of ordinary shares, or proceeds of the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for purposes of Dutch dividend withholding tax;

•
an amount equal to the par value of ordinary shares issued or an increase of the par value of ordinary shares, to the extent that it does not appear that a related contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•
partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities generally are entitled a credit for any Dutch dividend withholding tax against their Dutch (corporate) income tax liability. For Dutch Resident Entities,

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the credit in any given year is limited to the amount of corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount.
Dividend Stripping
Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) of the dividend as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place.
The Dutch State Secretary for Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.
Conditional Withholding Tax on Dividends (as of January 1, 2024)
As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed us to entities related (gelieerd) to the Company (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:
1.
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

2.
has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

3.
holds the ordinary shares for the main purpose or one of the main purposes to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

4.
is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

5.
is not resident in any jurisdiction (also a hybrid mismatch); or

6.
is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25.8%).
Taxes on Income and Capital Gains
Dutch Resident Entities
Generally speaking, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal

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of the ordinary shares is subject to Dutch corporate income tax at a rate of 15.0% with respect to taxable profits up to €395,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2022).
Dutch Resident Individuals
If the holder of ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch income tax at the progressive rates (with a maximum of 49.50% in 2022), if:
1.
the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a

2.
co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

3.
the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to a Dutch Resident Individual, the Dutch Resident Individual’s net investment assets (rendementsgrondslag) for the year, will be subject to an annual Dutch income tax on a deemed return (with a maximum of 5.53% in 2022) under the regime for savings and investments (inkomen uit sparen en beleggen), insofar the Dutch Resident Individual’s net in-vestment assets for the year exceed a statutory threshold (heffingvrij vermogen).
The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The ordinary shares are included as investment assets. For the net investment assets on January 1, 2022, the deemed return ranges from 1.82% up to 5.53% (depending on the aggregate amount of the net investment assets of the Dutch Resident Individual on January 1, 2022).
The deemed return on the Dutch Resident Individual’s net investment assets for the year is taxed at a flat rate of 31% (rate for 2022). Actual income or capital gains realized in respect of the shares are as such not subject to Dutch income tax.
Based on a decision of the Dutch Supreme Court (Hoge Raad) of December 24, 2021 (ECLI:NL:HR:2021:1963), the current system of taxation based on a deemed return may under specific circumstances contravene Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights. On June 28, 2022, the Dutch State Secretary for Finance has issued a decree amending the regime for taxation of savings and investments as in effect on the date of this Prospectus to comply with this Dutch Supreme Court ruling. On the basis of the decree as published on June 28, 2022, the tax will be levied at the lowest outcome of the following two calculation methods:
Method 1
Under method 1, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares is based on a deemed return (ranging from 1.82% and 5.53% in 2022) of the positive balance of the fair market value of those assets, including the ordinary shares and the fair market value of these liabilities.
Method 2
Under method 2, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares is based on the actual allocation of the Dutch Resident

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Individual’s assets and liabilities over the following three categories: (i) bank savings, (ii) other investments, including the ordinary shares and (iii) liabilities. The tax is calculated as follows:
1.
a deemed return on the fair market value of the actual amount of bank savings; plus

2.
a deemed return on the fair market value of the actual amount of other investments, including the ordinary shares; minus

3.
a deemed return on the fair market value of the actual amount of liabilities.

Under the second method, the statutory threshold is divided pro-rata over the three assets and liabilities categories mentioned above.
Holders of ordinary shares are advised to consult their own tax advisor to ensure that the tax is levied in accordance with the decision of the Dutch Supreme Court.
Non-residents of The Netherlands
A holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of capital gains realized on the disposal or deemed disposal of the ordinary shares, provided that:
1.
such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in The Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

2.
in the event the holder is an individual, such holder does not carry out any activities in The Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in The Netherlands.

Gift and Inheritance Taxes
Residents of The Netherlands
Gift or inheritance taxes will arise in The Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of The Netherlands at the time of the gift or the holder’s death.
Non-residents of The Netherlands
No gift or inheritance taxes will arise in The Netherlands with respect to a transfer of ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident of The Netherlands, unless:
1.
in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of The Netherlands;

2.
in the case of a gift of ordinary shares is made under a condition precedent, the holder of the ordinary shares is resident or is deemed to be resident of The Netherlands at the time the condition is fulfilled; or

3.
the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of The Netherlands.

For purposes of Dutch gift and inheritance taxes, among others, a person that holds the Dutch nationality will be deemed to be resident of The Netherlands if such person has been resident in The

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Netherlands at any time during the ten (10) years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, among others, a person not holding the Dutch nationality will be deemed to be resident of The Netherlands if such person has been resident in The Netherlands at any time during the twelve (12) months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Value Added Tax (VAT)
No Dutch value-added tax will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.
Other Taxes and Duties
No Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.
Real Property Transfer Tax
Under circumstances, our ordinary shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in The Netherlands, in which case this tax could be payable upon acquisition of our ordinary shares.
Our ordinary shares will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the Shares:
1.
our assets do not and did not include real property situated in The Netherlands; or

2.
our assets only include and included real property, situated either in or outside The Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).
Our assets do not include and have not included real property situated in The Netherlands as described above.
Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of our ordinary shares.
Material German Tax Considerations
The following section is the opinion of Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB (“German Tax Counsel”) of the material German tax considerations that become relevant when purchasing, holding or transferring the Company’s shares. The Company expects and intends to have its sole place of management in Germany and, therefore, qualifies as a corporation subject to German unlimited corporate income taxation; however, because a company’s tax residency depends on future facts regarding the location in which the Company is managed and controlled, German Tax Counsel cannot opine as to whether the Company will actually qualify as a corporation subject to German unlimited corporate income taxation and such a scenario in which the company does not qualify as a corporation subject to German unlimited income taxation is not discussed herein. This section does not set forth all German tax aspects that may be relevant for shareholders. The section is based on the German tax law applicable as of the date of this prospectus. It should be noted that the law may change following the issuance of this prospectus and that such changes may have retroactive effect.
The material German tax principles of purchasing, owning and transferring of shares are set forth in the following. This section does not purport to be a comprehensive or complete analysis or listing of all

43

potential tax effects of the purchase, ownership or disposition of shares and does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences set forth below. This section does not refer to any U.S. Foreign Account Tax Compliance Act aspects.
Shareholders are advised to consult their own tax advisers with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a (potential) relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of double tax treaty provisions, as well as any tax consequences arising under the laws of any state, local or other foreign jurisdiction. For German tax purposes, a “shareholder” may include an individual who or an entity that does not have the legal title to the shares, but to whom the shares are nevertheless attributed, based either on such individual or entity owning a beneficial interest in the shares or based on specific statutory provisions.
This section does not constitute particular tax advice. Potential purchasers of the Company’s shares are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of shares in light of their particular circumstances.
Dividends Tax
Withholding Tax on Dividends
Dividends distributed from a company to its shareholders are subject to withholding tax, subject to certain exemptions (for example, repayments of capital from the tax equity account (steuerliches Einlagekonto)), as described in the following. The withholding tax rate is 25% plus 5.5% solidarity surcharge (Solidaritätszuschlag) thereon (in total 26.375%) and, if applicable, church tax (Kirchensteuer) of the gross dividend approved by the ordinary shareholders’ meeting. Withholding tax is to be withheld and passed on for the account of the shareholders by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- und Finanzdienstleistungsinstitut) or a domestic securities institution (inländisches Wertpapierinstitut) which keeps and administers the shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the shares were entrusted for collective custody if the dividends are distributed to a foreign agent by such securities custodian bank (which is referred to as the “Dividend Paying Agent”). In case the shares are not held in collective deposit with a Dividend Paying Agent, the company is responsible for withholding and remitting the tax to the competent tax office.
Such withholding tax is levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.
In the case of dividends distributed to a parent company within the meaning of Art. 3 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another member state of the EU, an exemption from withholding tax will be granted upon request if further prerequisites are satisfied (Freistellung im Steuerabzugsverfahren). This also applies to dividends distributed to a permanent establishment located in another member state of the EU of such a parent company or of a parent company tax resident in Germany if the participation in the company is attributable to this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of the company of at least 10% for at least twelve months. If such twelve-month period is only completed after the receipt of the dividends, an exemption is not possible based on the EU Parent Subsidiary Directive. Rather, only a refund of withholding tax might be possible, subject to further prerequisites.
The withholding tax on distributions to other foreign resident shareholders might be reduced fully or partly in accordance with a double taxation treaty if Germany has concluded such double taxation treaty with the country of residence of the shareholder and if the shareholder does not hold his shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. If the requirements for such a reduction are fulfilled, the reduction of the withholding tax would procedurally be granted in such a manner that the

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difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the tax rate set forth in the applicable double taxation treaty (generally 15% unless further qualifications are met) is refunded by the German tax administration upon request (Federal Central Office for Taxes (Bundeszentralamt für Steuern), main office in Bonn-Beuel, An der Küppe 1, 53225 Bonn, Germany) subject to the treaty and German anti-abuse rules.
In the case of dividends received by corporations whose statutory seat and effective place of management are not located in Germany and who are therefore not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double taxation treaty or if no double taxation treaty has been concluded with the state of residence of the shareholder.
In order to receive a refund pursuant to a double taxation treaty or the aforementioned option for foreign corporations, the shareholder has to submit a completed form for refund (available at the Federal Central Office for Taxes (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that withheld the tax.
The exemption from withholding tax in accordance with the EU Parent Subsidiary Directive or a double tax treaty and the aforementioned options for a refund of the withholding tax (with or without protection under a double taxation treaty) depend on whether certain additional prerequisites (in particular so-called substance requirements) are fulfilled. The applicable withholding tax relief will only be granted if the preconditions of the German anti avoidance rules (so called Directive Override or Treaty Override), in particular Section 50d, paragraph 3, German Income Tax Act (Einkommensteuergesetz) in its current version upon receipt of the dividends are fulfilled. In addition, e. g. Article 28 of the Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes of August 29, 1989 in the amended version of June 4, 2008 (Bundesgesetzblatt II 2008, p. 611) provides for further prerequisites that need to be fulfilled in the case of a shareholder who is resident of the United States. Other treaties might provide for additional requirements.
The aforementioned reductions of (or exemptions from) withholding tax are further restricted if (i) the applicable double taxation treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of the distributing company and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in the distributing company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in the distributing company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. However, these further prerequisites do not apply if the shareholder has been the beneficial owner of the shares in the distributing company for at least one uninterrupted year upon receipt of the dividends.
For individual or corporate shareholders tax resident outside Germany not holding the shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, any non-refundable part of any paid withholding tax (if any) is final (i.e., not creditable or otherwise refundable in respect of such shareholder’s income tax liability) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (that are, for example, shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their shares as business assets, as well as for shareholders tax resident outside of Germany holding their shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax

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(including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding the company’s shares as private assets, the withholding tax is generally a final tax (Abgeltungsteuer).
Pursuant to special rules on the restriction of the aforementioned withholding tax credit, the credit of withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in the distributing company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in the distributing company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. Absent the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. A shareholder that has received gross dividends without any deduction of withholding tax in particular due to a tax exemption or to whom a withholding tax deduction has been refunded without qualifying for a full tax credit has to notify the competent local tax office accordingly, has to file withholding tax returns subject to specific filing requirements and has to make a payment in the amount of 15% withholding tax. The special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in the company for at least one uninterrupted year upon receipt of the dividends.
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding the Company’s shares as private assets, dividends are subject to a flat tax rate which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon (in total 26.375%) and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.
The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent. However, if the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his individual personal income tax rate (Günstigerprüfung). In that case, the final withholding tax will be credited against the income tax. However, pursuant to the German tax authorities and a court ruling, private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Exceptions from the flat tax rate (satisfied by withholding at source) (Abgeltungsteuer) may apply- that is, only upon application-for shareholders who have a shareholding of at least 25% in the company and for shareholders who have a shareholding of at least 1% in the company and work for a company in a professional capacity through which the shareholder can exert significant entrepreneurial influence on the Company’s economic activity. In such a case, the same rules apply as for sole proprietors holding the shares as business assets. See “— Taxation of dividend income of shareholders tax resident in Germany holding the Company’s shares as business assets — Sole proprietors.”

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Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Shares as Business Assets
If a shareholder holds the company’s shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.
Corporations
Dividend income of corporate shareholders is exempt from corporate income tax, provided that the incorporated entity holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid. The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year for the purpose of this rule. Participations in the share capital of the company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are generally entirely tax-deductible.
For trade tax purposes the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.
If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the municipalities the corporate shareholder resides in).
Special regulations apply which abolish the 95% tax exemption if the company’s shares are held as trading portfolio assets in the meaning of Section 340e of the German commercial code (Handelsgesetzbuch) by (i) a credit institution (Kreditinstitut) or (ii) a securities institution (Wertpapierinstitut) or (iii) a financial service institution (Finanzdienstleistungsinstitut). The 95% tax exemption is also abolished if the company’s shares have to be shown as current assets at the time of acquisition by a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution or a securities institution or a financial service institution, as well as if the company’s shares are held by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income.
Sole Proprietors
For sole proprietors (individuals) resident in Germany holding shares as business assets, dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her individual personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period. The trade tax levied is generally eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate (but limited to a maximum rate) and the individual tax situation of the shareholder.
Partnerships
In case shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if

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applicable) as well as solidarity surcharge, are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge. See “— Corporations.”
If the partner is an individual, the dividend income will be subject to the partial income rule. See “— Sole Proprietors.”
The dividend income is subject to trade tax at the level of the partnership (provided that the partnership is liable to trade tax), unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax.
There are no explicit statutory provisions concerning the taxation of dividends with regard to a corporate shareholder of the partnership. However, trade tax should be levied on 5% of the dividends to the extent they are attributable to the shares of such corporate partners to whom at least 10% of the shares of the company are attributable on a look-through basis, since such portion of the dividends should be deemed to be non- deductible business expenses.
If a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is generally partly or entirely credited against the partner’s personal income tax liability, if further prerequisites are satisfied.
Special regulations apply if the shares are held as trading portfolio assets by a partnership that qualifies as a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz). In that case the partial income rule (Teileinkünfteverfahren) is not applicable.
In case of a corporation being a partner, special regulations apply with respect to trading portfolio assets of credit institutions, securities institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act (Kreditwesengesetz) or life insurance companies, health insurance companies or pension funds. See “— Corporations.”
The actual trade tax charge, if any, at the level of the partnership depends on the shareholding quota of the partnership and the nature of the partners (e.g., individual or corporation).
Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany
For foreign individual or corporate shareholders tax resident outside of Germany not holding the shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a double tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.
In contrast, individual or corporate shareholders tax resident outside of Germany holding the company’s shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the shares as business assets. The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.
Taxation of Capital Gains
Withholding Tax on Capital Gains
Capital gains realized on the disposal of shares are subject to withholding tax if a German branch of a German or foreign credit or financial institution, a German securities trading company or a German securities trading bank stores or administrates or carries out the sale of the shares and pays or credits the capital gains. In those cases, the institution (and not the company) is required to deduct the withholding tax

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at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority. In case the shares are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of clause (i), the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed by using the officially prescribed form.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding shares as private assets, capital gains realized on the disposal of shares are subject to final withholding tax. Accordingly, capital gains will be taxed at a flat tax rate of 25% plus a 5.5% solidarity surcharge thereon (in total 26.375%) and church tax, in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Central Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the shares and the expenses directly related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer- Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.
In case the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his or her individual personal income tax rate (Günstigerprüfung). In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. However, pursuant to the German tax authorities and case law the private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Capital losses arising from the sale of the shares can only be offset against other capital gains resulting from the disposition of the shares or shares in other stock corporations during the same calendar year.
Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the sale of shares in stock corporations in future years. In case of a derecognition or transfer of worthless shares (or other capital assets), the utilization of such loss is further restricted and can only be offset up to the amount of €20,000 per calendar year.
The final withholding tax would not apply if the seller of the shares or, in the case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains would be taxed at his/ her individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) would be credited against the shareholder’s personal income tax liability in Germany.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding the Company’s Shares as Business Assets
If a shareholder holds shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:

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Corporations
Capital gains realized on the disposal of shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non- deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax-deductible.
Capital losses incurred upon the disposal of shares or other impairments of the share value are not tax- deductible.
Special regulations apply if the shares are held as trading portfolio assets by a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz) as well as by a life insurance company, a health insurance company or a pension fund. See “— Taxation of dividend income of shareholders tax resident in Germany holding the Company’s shares as business assets — Corporations.”
Sole Proprietors
If the shares are held by a sole proprietor, capital gains realized on the disposal of the shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied, depending on the applicable municipal trade tax rate and the individual tax situation, is generally partly or entirely credited (but limited to a maximum rate) against the shareholder’s personal income tax liability.
Partnerships
In case the shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as a solidarity surcharge (and church tax) since partnerships qualify as transparent for German tax purposes. In this regard, corporate income tax or personal income tax as well as a solidarity surcharge (and church tax, if applicable), are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the capital gains will be subject to corporate income tax plus a solidarity surcharge at the level of the partner. See “— Corporations.” Trade tax will be levied at the level of the partnership. With respect to both corporate income and trade tax, the 95% exemption rule as described above applies.
If the partner is an individual, the capital gains are subject to the partial income rule. See “— Sole Proprietors.”
In addition, if the partnership is liable to trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is generally partly or entirely credited against the partner’s personal income tax liability (but limited to a maximum rate), if further prerequisites are satisfied.
Special regulations apply if the shares are held as trading portfolio assets by a partnership that qualifies as a credit institution, a securities institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz). In that case the partial income rule (Teileinkünfteverfahren) is not applicable.
With regard to corporate partners, special regulations apply if they are held as trading portfolio assets by credit institutions, securities institutions, financial service institutions or financial enterprises within the

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meaning of the German Banking Act or life insurance companies, health insurance companies or pension funds, as described above.
Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany
Capital gains realized on the disposal of the shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the company’s shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s shares capital at any time during a five-year period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, in case the shares held by a non-German tax resident corporation are not attributable to a German permanent establishment or permanent representative, the 5% taxation (see “— Taxation of capital gains realized by shareholders tax resident in Germany holding the company’s shares as business assets”) as a consequence of deemed non-deductible business expenses shall not apply to such non- German tax resident shareholders and such capital gains are consequently fully exempt from German corporate income and trade tax.
However, except for the cases referred to in clause (i) above, some of the double tax treaties concluded with Germany provide for a full exemption from German taxation.
Inheritance and Gift Tax
The transfer of the shares in Sono Group N.V. to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft- und Schenkungsteuer) if:
1.
the decedent, the donor, the heir, the donee or any other beneficiary has his/her/its residence, domicile, registered office or place of management in Germany at the time of the transfer, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany, or is a non-resident German citizen employed by a legal entity organized under German public law or is a dependent having German citizenship and living in the household of such citizen, if further prerequisites are satisfied; or

2.
irrespective of the personal circumstances the shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

3.
irrespective of the personal circumstances at least 10% of the shares are held, directly or indirectly by the decedent or donor, himself or together with a related party in terms of Section 1 para. 2 Foreign Tax Act (Außensteuergesetz).

Special regulations apply to qualified German citizens who maintain neither a residence nor their domicile in Germany but in a low tax jurisdiction, and to former German citizens, also resulting in inheritance and gift tax provided that certain conditions are met. The few double tax treaties on inheritance and gift tax which Germany has entered seek to prevent or mitigate a double taxation.
Abolishment of Solidarity Surcharge
The solidarity surcharge (Solidaritätszuschlag) has been partially abolished as of the assessment period 2021 for certain individuals. The solidarity surcharge shall, however, continue to apply for capital investment in general and, thus, on final withholding taxes levied. If, however, the withholding tax is not final or not levied at all, as the respective shares are held as business assets, solidarity surcharge may not be levied or levied at a reduced amount, depending on the circumstances of the individual. In addition, the solidarity surcharge continues to apply to corporations.
Other Taxes
No German capital transfer tax (Kapitalverkehrsteuer), value-added tax (Umsatzsteuer), stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, holding or transferring shares in a company. No

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value-added tax will be levied unless the shareholder validly opts for it. Net wealth tax (Vermögensteuer) is currently not levied in Germany.
On January 22, 2013, the Council of the EU approved the resolution of the ministers of finance from 11 EU member states (including Germany) to introduce a Financial Transaction Tax (“FTT”) within the framework of enhanced cooperation. On February 14, 2013, the European Commission published a proposal for a Council Directive implementing enhanced cooperation in the area of financial transaction tax. The plan focuses on levying a tax of 0.1% (0.01% for derivatives) on the purchase and sale of financial instruments.
On December 9, 2019, the German Federal Finance Minister announced another proposal for a directive for a financial transaction tax by way of an enhanced cooperation mechanism with 9 other participating EU member states (“New FTT”). Such proposal was revised again in April 2020. In addition, the German Federal Finance Ministry further prepared the implementation of the FTT or the New FTT by the creation of a new department (Referat) within the German Federal Finance Ministry. Such new department is referred to as “Finanztransaktionssteuer” (financial transaction tax).
In February 2021, the Portuguese Presidency of the Council of the EU proposed an inclusive discussion among all EU member states on tax design issues of the FTT at EU level.
The FTT and the New FTT proposal remain subject to negotiation between the participating EU member states and are subject to political discussion. They may, therefore, be altered prior to the implementation, the timing of which remains unclear. Additional EU member states may decide to participate.
Prospective holders of the shares are advised to seek their own professional advice in relation to FTT.
U.S. Federal Income Tax Considerations
This section describes United States federal income tax considerations generally applicable to owning ordinary shares. It applies to you only if you acquire your ordinary shares in offerings under this prospectus and you hold your ordinary shares as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not address all of the tax consequences that apply to U.S. holders that are ineligible for the benefits of the Convention Between the United States of America and Germany (the “Treaty”). In addition, this section does not apply to you if you are a member of a special class of holders subject to special rules, including:
•
a broker or dealer in securities,

•
a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•
a tax-exempt organization or governmental organization,

•
a tax-qualified retirement plan,

•
a bank, insurance company or other financial institution,

•
a real estate investment trust or regulated investment company,

•
a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•
a person that holds ordinary shares as part of a straddle or a hedging or conversion transaction,

•
a person that purchases or sells ordinary shares as part of a wash sale for tax purposes,

•
a U.S. holder (as defined below) whose functional currency is not the U.S. dollar,

•
a U.S. expatriate or former citizen or long-term resident of the United States,

•
a corporation that accumulates earnings to avoid U.S. federal income tax,

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•
an S corporation, partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein), or

•
a person deemed to sell ordinary shares under the constructive sale provisions of the Internal Revenue Code of 1986.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Treaty. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the ordinary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ordinary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the ordinary shares.
You are a U.S. holder if you are a beneficial owner of ordinary shares and you are, for United States federal income tax purposes:
•
a citizen or resident of the United States,

•
a domestic corporation,

•
an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of ordinary shares that is not a United States person and is not a partnership for United States federal income tax purposes.
You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of shares and ordinary shares in your particular circumstances.
Except as described below under “U.S. Holders — PFIC Rules,” this discussion assumes that we are not, and will not become, a PFIC for United States federal income tax purposes.
U.S. Holders
Dividends on Ordinary Shares
If you are a U.S. holder, the gross amount of any distribution on the ordinary shares that we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and other requirements are met. Dividends we pay with respect to the ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, the ordinary shares are readily tradable on an established securities market in the United States. Our ordinary shares are listed on Nasdaq and we therefore expect that dividends on the ordinary shares will be qualified dividend income.
You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars.

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Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.
Subject to certain limitations, it is possible that German tax withheld in accordance with the Treaty and paid over to Germany will be creditable or deductible against your United States federal income tax liability. However, under recently finalized Treasury regulations, it is possible that such withholding taxes will not be creditable unless you are eligible to claim the benefits of the Treaty and elect to apply the Treaty.
Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a reduction or refund of the tax withheld is available to you under German law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your United States federal income tax liability. See “— Material German Tax Considerations — Dividends Tax — Withholding Tax on Dividends,” above, for the procedures for obtaining a tax refund.
Dividends on ordinary shares will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States.
With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale of Ordinary Shares
If you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your ordinary shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
PFIC Rules
We believe that we were not classified as a PFIC for United States federal income tax purposes in our prior taxable year and we do not expect to become a PFIC in the current taxable year or the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill which is based on the market value for our ordinary shares. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of our ordinary shares.
In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held our ordinary shares:
•
at least 75% of our gross income for the taxable year is passive income, or

•
at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

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“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.
If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:
•
any gain you realize on the sale or other disposition of your ordinary shares and

•
any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the ordinary shares begins, that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares that preceded the taxable year in which you receive the distribution).

Under these rules:
•
the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares,

•
the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•
the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•
the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If we are a PFIC in a taxable year and our ordinary shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your ordinary shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your ordinary shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
Because we do not intend to provide the information necessary for a U.S. holder to comply with the requirements of a “qualified electing fund” election, such election will not be available to you with respect to your ordinary shares.
Your ordinary shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ordinary shares, even if we are not currently a PFIC.
In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United

55

States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, you generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.
If you own ordinary shares during any year that we are a PFIC with respect to you, you may be required to file U.S. Internal Revenue Service (“IRS”) Form 8621.
Shareholder Reporting
A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.
Non-U.S. Holders
Dividends
If you are a non-U.S. holder, dividends paid to you in respect of ordinary shares will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Capital Gains
If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Backup Withholding and Information Reporting
If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker.

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Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of ordinary shares effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of ordinary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

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PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with each of B. Riley, Berenberg and Cantor relating to the offer and sale of shares of our ordinary shares offered by this prospectus through or to the Agents as our agents or principals. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell ordinary shares having an aggregate offering price of up to $135,000,000. Sales of our ordinary shares, if any, under this prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act.
Each time we wish to issue and sell ordinary shares under the Sales Agreement, we will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed such Agent, unless such Agent declines to accept the terms of such notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet.
The settlement between us and the Agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Agents a commission at a rate of 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the ordinary shares on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. In addition, we have agreed to reimburse the Agents for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $110,000, in addition to certain ongoing disbursements of its legal counsel up to $30,000 per year. We have agreed to provide indemnification and contribution to the Agents with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation and expenses payable to the Agents under the terms of the Sales Agreement, will be approximately $500,000.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate as permitted therein. We, B. Riley, Berenberg and Cantor may each terminate the Sales Agreement at any time upon five days’ prior notice.
Each of the Agents and/or their respective affiliates have provided, currently provide, and/or may in the future provide, various investment banking and other financial services for us, for which they have received, currently receive, and/or or may in the future receive, customary fees and commissions. To the extent required by Regulation M under the Exchange Act, none of the Agents will engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.
In addition, in the ordinary course of their business activities, each of B. Riley, Berenberg and Cantor and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each of B. Riley, Berenberg and Cantor and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus in electronic format may be made available on a website maintained by the Agents, and each of the Agents may distribute this prospectus electronically.

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ENFORCEMENT OF CIVIL LIABILITIES
We are organized and existing under the laws of The Netherlands, and, as such, under Dutch private international law rules the rights of our shareholders and the civil liability of our management board members, supervisory board members and executive officers are governed in certain respects by the laws of The Netherlands. The ability of our shareholders in certain countries other than The Netherlands to bring an action against us, our management board members, supervisory board members and executive officers may be limited under applicable law. In addition, substantially all of our assets are located outside the United States.
As a result, it may not be possible for shareholders to effect service of process within the United States upon us or our management board members, supervisory board members and executive officers or to enforce judgments against us or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our management board members, supervisory board members and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands.
As of the date of this prospectus, the United States and The Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, it is noted that the Hague Convention on Choice of Court Agreements entered into force for The Netherlands, but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to a foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in The Netherlands. Even if such a foreign judgement is given binding effect, a claim based thereon may, however, still be rejected if the foreign judgment is not or no longer formally enforceable.
Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or our management board members, supervisory board members or certain experts named herein who are residents of The Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our management board and supervisory board and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German

59

procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our management board and supervisory board and the experts named in this prospectus.

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LEGAL MATTERS
NautaDutilh N.V. has advised us on certain legal matters as to Dutch law including the issuance of ordinary shares offered by this prospectus. We are also being represented as to certain matters of U.S. federal law and New York state law by Sullivan & Cromwell LLP. Dorsey & Whitney LLP has acted as counsel to the Agents in connection with this offering.

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EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 4.13.1 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.
The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.

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WHERE YOU CAN FIND MORE INFORMATION
As permitted under SEC rules, this prospectus, which is part of a registration statement on Form F-3, do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our management board and supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our SEC filings, including the registration statement on Form F-3 mentioned above, are also available to you on the SEC’s website at http://www.sec.gov.

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INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference herein
•
our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 19, 2022;

•
our report on Form 6-K submitted to the SEC on June 13, 2022, relating to the ELOC;

•
our report on Form 6-K submitted to the SEC on September 9, 2022, including our interim condensed consolidated financial statements as of June 30, 2021 and June 30, 2022 and for each of the six month periods ended June 30, 2022 and June 30, 2021; and

•
our report on Form 6-K submitted to the SEC on December 7, 2022, providing an update on certain Company-related information.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of the related registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from:
Sono Group N.V.
Waldmeisterstraße 76
80935 Munich
Germany
+49 (0)89 4520 5818
You may also access these documents on our website, www.sonomotors.com.   The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Up to $150,000,000 of Ordinary Shares

PROSPECTUS

B. Riley Securities	Berenberg	Cantor
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.
           , 20

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.   Indemnification of directors and officers
Under Dutch law, management board members and supervisory board members may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former management board members and supervisory board members (and other current and former officers and employees as designated by our management board, subject to approval by our supervisory board). No indemnification shall be given to an indemnified person:
(a)
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

(b)
to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)
in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the management board or pursuant to insurance taken out by the company for the benefit of such indemnified person; and

(d)
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent.

Under our articles of association, our management board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 10.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:
(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
The following documents are filed as part of this registration statement:
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
1.2**	At Market Issuance Sales Agreement, dated December 7, 2022 by and between Sono Group N.V., B. Riley Securities In., Berenberg Capital Markets LLC and Cantor Fitzgerald & Co.
4.1**	Registration Rights Agreement by and between Sono Group N.V. and YA II PN, Ltd., dated December 7, 2022
5.1**	Opinion of NautaDutilh N.V., Dutch counsel of Sono Motors, as to the validity of the ordinary shares
8.1**	Opinion of NautaDutilh N.V., Dutch counsel of Sono Motors, as to Dutch tax matters
8.2**	Opinion of Sullivan & Cromwell LLP as to U.S. tax matters
8.3**	Opinion of Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB
10.1**	Securities Purchase Agreement by and between Sono Group N.V. and YA II PN, Ltd., dated December 7, 2022
10.2**	Form of Convertible Debenture
23.1**	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft
23.2**	Consent of NautaDutilh N.V. (included in Exhibit 8.1)
23.3**	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.2.)
23.4**	Consent of Ebner Stolz Mönning Bachem Wirtschaftsprüfer Steuerberater Rechtsanwälte Partnerschaft mbB (included in Exhibit 8.3)
24.1**	Powers of Attorney (included on signature page to the registration statement)
107**	Calculation of Filing Fee Table

*
To be filed, if necessary, by amendment or furnished on Form 6-K.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on December 7, 2022.
Sono Group N.V.
By:
/s/ Laurin Hahn

Name:
Laurin Hahn

Title:
Chief Executive Officer and Member of the Management Board

By:
/s/ Jona Christians

Name:
Jona Christians

Title:
Chief Executive Officer and
Member of the Management Board

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Laurin Hahn and Jona Christians, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Laurin Hahn Laurin Hahn	Chief Executive Officer and Member of the Management Board	December 7, 2022
/s/ Jona Christians Jona Christians	Chief Executive Officer and Member of the Management Board	December 7, 2022
/s/ Torsten Kiedel Torsten Kiedel	Chief Financial Officer, Controller/Principal Accounting Officer	December 7, 2022
/s/ Thomas Hausch Thomas Hausch	Chief Operating Officer and Member of the Management Board	December 7, 2022
/s/ Markus Volmer Markus Volmer	Chief Technology Officer and Member of the Management Board	December 7, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly appointed representative in the United States of Sono Group N.V. has signed this registration statement or amendment thereto in the city of Newark, State of Delaware on December 7, 2022.
Puglisi & Associates
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director